As filed with the Securities and Exchange Commission on October 28, 2010

Registration Statement No. 333-168194

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

Energizer Resources Inc.

(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	20-0803515 (I.R.S. Employer Identification No.)
520 – 141 Adelaide Street West, Toronto, Ontario M5H 3L5 (416) 364-4911 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Julie Lee Harrs
President and Chief Operating Officer
520 – 141 Adelaide Street West
Toronto, Ontario  M5H 3L5
(416) 364-4911
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

__________________

Copy to:

Kimberley R. Anderson Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104 (206) 903-8800

__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer," “accelerated filer" and “smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐

Accelerated filer  ☐
Non-accelerated filer (Do not check if a smaller reporting company)  ☐              Smaller reporting company  [x]

__________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated October 28, 2010

Preliminary Prospectus

Energizer Resources Inc.

46,373,334 Common Shares

This is an offering of up to 46,373,334 common shares, par value US$0.001 per share, of Energizer Resources Inc., (“we," “us," “our company" or the “Company"), by the selling shareholders listed beginning on page 12 of this prospectus. All of the common shares being offered, when sold, will be sold by selling shareholders. The common shares registered for resale under the registration statement of which this prospectus is part include:

•

up to 22,066,667 common shares held by the selling shareholders described herein;

•

up to 21,666,667 common shares acquirable upon the exercise of common share purchase warrants at the exercise price of US$0.50 per share for a period beginning July 15, 2010 and ending May 5, 2013, subject to earlier expiration in certain events;

•

up to 870,000 common shares acquirable upon the exercise of Class A broker warrants at the exercise price of US$0.30 per share until March 15, 2012;

•

up to 870,000 common shares acquirable upon the exercise of Class B broker warrants at the exercise price of US$0.50 per share at any time after a corresponding number of Class A broker warrants have been exercised by the particular agent and on or before May 5, 2013;

•

up to 400,000 common shares acquirable upon the exercise of Class C broker warrants at the exercise price of US$0.30 per share until March 15, 2013; and

•

up to 500,000 common shares acquirable upon the exercise of common share purchase warrants at the exercise price of US$0.20 per share until July 2, 2012.

On March 15, 2010, we sold 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000 in our brokered and non-brokered private placement offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013, subject to earlier expiration in certain events. In connection with the brokered offerings, we issued 400,000 common shares, Class A broker warrants exercisable for up to 696,000 common shares and Class B broker warrants exercisable for up to 696,000 common shares to Clarus Securities Inc., and we issued Class A broker warrants exercisable for up to 174,000 common shares and Class B broker warrants exercisable for up to 174,000 common shares to Byron Securities Limited, as compensation for services rendered by Clarus and Byron in the brokered offerings. We also issued Class C broker warrants exercisable for up to 400,000 common shares and common share purchase warrants exercisable for up to 500,000 common shares to Clarus for advisory services. We will not receive any proceeds from the sale of the common shares by the selling shareholders. However, if the common share purchase warrants are exercised, or if the broker warrants are exercised on a cash basis, we will receive the exercise price of such warrants, if exercised at all. We will pay the expenses of registering the common shares sold by the selling shareholders. See the section entitled “selling shareholders" beginning on page 12 of this prospectus.

The common shares were registered to permit the selling shareholders to sell the common shares from time to time, in amounts and at prices and on terms determined at the time of the offering. The selling shareholders may sell the common shares in a number of different ways and at prevailing market prices or privately negotiated transactions. We provide more information about how the selling shareholders may sell the common shares in the section entitled “Plan of Distribution" beginning on page 17 of this prospectus.

You should read this prospectus and any prospectus supplement carefully before you invest.

Our common shares are quoted on the OTC Bulletin Board (the “OTCBB") under the symbol “ENZR", the TSX Venture Exchange (the “TSX-V") under the symbol “EGZ" and the Frankfurt Stock Exchange under the symbol “YE5". On October 26, 2010 the last reported sale price for our common shares on the OTCBB and TSX-V was US$0.31 and CDN$0.31 per share, respectively.

Investing in our common shares involves a high degree of risk. See “Risk Factors" beginning on page 4 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2010

TABLE OF CONTENTS

                                                                                                                                                                                                          Page

SUMMARY INFORMATION

2

RISK FACTORS

5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

10

USE OF PROCEEDS

11

SELLING SHAREHOLDERS

11

PLAN OF DISTRIBUTION

17

DESCRIPTION OF SECURITIES TO BE REGISTERED

19

LEGAL MATTERS

20

EXPERTS

20

DESCRIPTION OF BUSINESS

20

DESCRIPTION OF PROPERTY

21

LEGAL PROCEEDINGS

48

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

48

MANAGEMENT’S DISCUSSION AND ANALYSIS

50

DIRECTORS AND EXECUTIVE OFFICERS

57

EXECUTIVE COMPENSATION

60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS                                                                                                                                     63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

65

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

66

FINANCIAL STATEMENTS

68

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

i

SUMMARY INFORMATION

The Offering

This is an offering of up to 46,373,334 common shares by the selling shareholders.

Shares Offered By the Selling Shareholders

46,373,334 common shares, $0.001 par value per common share.(1)

Offering Price

Determined at the time of sale by the selling shareholders

Common Shares Outstanding

110,511,024 (2)

as of September 27, 2010

Use of Proceeds

We will not receive any proceeds from the sale of the common shares by the selling shareholders. However, if the common share purchase warrants are exercised, or if the broker warrants are exercised on a cash basis, we will receive the exercise price of the common share purchase warrants and broker warrants, if exercised at all. The common shares that will be resold under this prospectus were sold by us, or were issued upon the exercise of common share purchase warrants and broker warrants granted by us. The funds that we raised through the sale of those common shares are being used to further our exploration program on our Green Giant vanadium project in Madagascar, including completion of a resource definition drill program and metallurgical testing, and for general corporate purposes.

Dividend Policy

We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

Trading Symbols

OTCBB: ENZR; TSX-V: EGZ; Frankfurt Stock Exchange: YE5

(1)

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

(2)

Outstanding common shares excludes approximately 13,620,000 common shares acquirable upon exercise of options at exercise prices ranging from US$0.15 to US$0.572 per share and 31,889,667 common shares acquirable upon exercise of common share purchase warrants at exercise prices ranging from US$0.10 to US$0.58.

Summary of Our Business

Energizer Resources Inc. (formerly Uranium Star Corp.) is an exploration stage company engaged in the search for vanadium, uranium, gold and other minerals. We have an interest in properties located in Madagascar and Canada (Province of Quebec). None of the properties in which we hold an interest has known mineral reserves of any kind at this time.  As such, the work programs planned by us are exploratory in nature.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Where You Can Find More Information". Our principal executive offices are located at 520 – 141 Adelaide Street West, Toronto, Ontario M5H 3L5. Our telephone number is (416) 364-4911. We maintain a website at http://www.energizerresources.com. Information contained on our website is not part of this prospectus.

The Offering

We are registering for resale common shares held or acquirable by the selling shareholders pursuant to the brokered and non-brokered private placement offerings.

On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of $2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or TSX-V at any time after December 15, 2010, provided the registration statement has been declared and remains effective.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights.  If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares did not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which would be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights.

If the registration statement has not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings will be entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement has not been declared effective until December 15, 2011, such that the maximum number of common shares which may be issued pursuant to filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited, we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee will have the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it holds 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 10% of our issued and outstanding common shares, Dundee will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Consolidated Thompson will have the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it holds 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 5% of our issued and outstanding common shares, Consolidated Thompson will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the “Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents’ counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitles the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012.

The registration statement registers an aggregate of 46,373,334 common shares of which (i) 22,066,667 common shares are currently outstanding and (ii) 24,306,667 common shares are acquirable upon the exercise of the common share purchase warrants and broker warrants issued in connection with the brokered and non-brokered offerings at the exercise prices and exercise periods described above.

The net proceeds of the brokered and non-brokered offerings are being used to further our exploration program on our Green Giant vanadium project in Madagascar, including completion of a resource definition drill program and metallurgical testing, and for general corporate purposes.

Summary Financial Information

The summary financial information set forth below should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes thereto appearing elsewhere in this prospectus. Our financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars. The summary financial information as of June 30, 2010 and 2009 and for the fiscal years ended June 30, 2010 and 2009 has been derived from our audited financial statements included elsewhere in this prospectus.

	As of June 30, 2010 ($)	As of June 30, 2009 ($)
Total Assets	2,863,223	3,328,404
Total Liabilities	413,121	154,580

	For the Fiscal Years Ended June 30,
	2010 ($)	2009 ($)
Operating Revenues	Nil	Nil
Operating Expenses	10,718,586	3,941,463
Loss from Continuing Operations	10,708,589	3,255,471
Loss per common share from Continuing Operations	0.12	0.04
Cash dividends declared and paid per common share	Nil	Nil

RISK FACTORS

You should carefully consider the following risk factors together with the other information contained in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such cases, the trading price of our common shares could decline.

The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. Due to our lack of operating history and present inability to generate revenues, we have sustained operating losses since our inception.  Since our inception to June 30, 2010, we had accumulated net losses of $47,200,285. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

We will be required to issue additional common shares if the registration statement is not declared effective by December 15, 2010.

On March 15, 2010, we completed the brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013, subject to earlier expiration in certain events.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings. If the registration statement has not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings will be entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share on every six month anniversary thereafter in which the registration statement has not been declared effective until December 15, 2011, such that the maximum number of common shares which may be issued pursuant to filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings.

Our common shares have been subject to penny stock regulation.

Our common shares have been subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), commonly referred to as the “penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The Commission generally defines penny stock to be any equity security that has a market price less than US$5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; issued by a registered investment company; excluded from the definition on the basis of price (at least US$5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission. If our common shares are deemed to be “penny stock", trading in common shares will be subject to additional sales practice requirements on broker/dealers who sell penny stock to persons other than established customers and accredited investors.

Financial Industry Regulatory Authority, Inc. (“FINRA") sales practice requirements may also limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We may not have access to sufficient capital to pursue our business and therefore would be unable to achieve our planned future growth.

We intend to pursue a growth strategy that includes development of our company’s business plan. Currently we have limited capital which is insufficient to pursue our plans for development and growth. Our ability to implement our exploration plans will depend primarily on our ability to obtain additional private or public equity or debt financing.  Such financing may not be available at all, or we may be unable to locate and secure additional capital on terms and conditions that are acceptable to us.  Financing exploration plans through equity financing may have a dilutive effect on our common shares.  Our failure to obtain additional capital will have a material adverse effect on our business.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Because we are quoted on the OTCBB instead of a national securities exchange in the United States, our U.S. investors may have more difficulty selling their stock or experience negative volatility on the market price of our stock in the United States.

Our common shares are currently listed for trading in Canada on the TSX-V. In the United States, our common shares are currently quoted on the OTCBB. The OTCBB is often highly illiquid, in part because it does not have a national quotation system by which potential investors can follow the market price of shares except through information received and generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of volatility for securities that trade on the OTCBB as compared to a national securities exchange in the United States, such as the New York Stock Exchange, the NASDAQ Stock Market or the NYSE Amex. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. U.S. investors in our common shares may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our common shares. Accordingly, our U.S. shareholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common shares improves. In addition our common shares are listed on the Frankfurt Exchange under the symbol YE5.

As a public company we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act") could have a material adverse effect on our business and operating results.

If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting. In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect any annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting if we are ever required to provide such attestation reports under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares.

The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Should we lose the services of our key executives, our financial condition and proposed expansion may be negatively impacted.

We depend on the continued contributions of our executive officers to work effectively as a team, to execute our business strategy and to manage our business. The loss of key personnel, or their failure to work effectively, could have a material adverse effect on our business, financial condition, and results of operations. Specifically, we rely J.A. Kirk McKinnon, our Chief Executive Officer, Julie A. Lee Harrs, our President and Chief Operating Officer, and Richard E. Schler, our Vice-President and Chief Financial Officer.   We do not maintain key man life insurance on Julie A. Lee Harrs or Richard E. Schler.   Should we lose either or both of their services and we are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Minnesota law and our articles of incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

Minnesota law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require our company to use its assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

We have not identified any mineral reserves or resources of an economic nature and due to the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

Exploration for minerals is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of vanadium, uranium, gold or other minerals. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

We are a mineral exploration company with a limited operating history and expect to incur operating losses for the foreseeable future.

We are a mineral exploration company. We have never earned any revenues and we have never been profitable. Prior to completing exploration on our claims, we may incur increased operating expenses without realizing any revenues from those claims. There are numerous difficulties normally encountered by mineral exploration companies, and these companies experience a high rate of failure. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

Exploration for minerals is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of vanadium, uranium, gold or other minerals. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot, or may elect not, to insure. We currently have no such insurance, but our management intends to periodically review the availability of commercially reasonable insurance coverage. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets.

If we confirm commercial concentrations of vanadium, uranium, gold or other minerals on our claims and interests, we can provide no assurance that we will be able to successfully bring those claims or interests into commercial production.

If our exploration programs are successful in confirming deposits of commercial tonnage and grade, we will require significant additional funds in order to place the claims and interests into commercial production. This may occur for a number of reasons, including because of regulatory or permitting difficulties, because we are unable to obtain any adequate funds or because we cannot obtain such funds on terms that we consider economically feasible.

Because access to most of our properties is often restricted by inclement weather, our exploration programs are likely to experience delays.

Access to most of the properties underlying our claims and interests is restricted due to their remote locations and because of weather conditions. Most of these properties are only accessible by air. As a result, any attempts to visit, test, or explore the property are generally limited to those periods when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production efforts in the event that commercial amounts of minerals are found. This could cause our business to fail.

As we undertake exploration of our claims and interests, we will be subject to the compliance of government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations in force in the jurisdictions where our claims are located, and these laws and regulations may change over time. In order to comply with these regulations, we may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to land. While our planned budget for exploration programs includes a contingency for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program, or that the budgeted amounts are inadequate.

Our operations are subject to strict environmental regulations, which result in added costs of operations and operational delays.

Our operations are subject to environmental regulations, which could result in additional costs and operational delays. All phases of our operations are subject to environmental regulation. Environmental legislation is evolving in some countries and jurisdictions in a manner that may require stricter standards, and enforcement, increased fines and penalties for non-compliance, more stringer environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors, and employees. There is no assurance that any future changes in environmental regulation will not negatively affect our projects.

We have no insurance for environmental problems.

Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, has not been available generally in the mining industry. We have no insurance coverage for most environmental risks. In the event of a problem, the payment of environmental liabilities and costs would reduce the funds available to us for future operations. If we are unable to fund fully the cost of remedying an environmental problem, we might be required to enter into an interim compliance measure pending completion of the required remedy.

Due to external market factors in the mining business, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive. Even if commercial quantities of minerals are discovered, we can provide no assurance to investors that a ready market will exist for the sale of these minerals. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, mineral importing and exporting and environmental protection. The exact effect of these factors cannot be accurately predicted, but any combination of these factors may result in our not receiving an adequate return on invested capital.

Our performance may be subject to fluctuations in market prices of vanadium, uranium, gold and other minerals.

The profitability of a mineral exploration project could be significantly affected by changes in the market price of the relevant minerals. Recently, the market price of uranium has increased due in large measure to projections as to the number of new nuclear energy plants that will be constructed in China, the United States and other jurisdictions. With respect to the market prices of gold, mine production and the willingness of third parties such as central banks to sell or lease gold affects the supply of gold. Demand for gold can also be influenced by economic conditions, attractiveness as an investment vehicle and the relative strength of the U.S. dollar and local investment currencies.  A number of other factors affect the market prices for other minerals. The aggregate effect of the factors affecting the prices of various minerals is impossible to predict with accuracy. Fluctuations in mineral prices may adversely affect the value of any mineral discoveries made on the properties with which we are involved, which may in turn affect the market price and liquidity of our common shares and our ability to pursue and implement our business plan. In addition, the price of vanadium has in the past fluctuated significantly on a month-to-month and year-to-year basis.

Because from time to time we hold a significant portion of our cash reserves in Canadian dollars, we may experience losses due to foreign exchange translations.

From time to time we hold a significant portion of our cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in translation gains or losses in U.S. dollar terms. If there was to be a significant decline in the Canadian dollar versus the U.S. dollar, our U.S. dollar cash position would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. Such foreign exchange declines could cause us to experience losses.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in the registration statement include or relate to, among other things, (a) our growth strategies, (b) anticipated trends in the mining industry, (c) our ability to obtain and retain sufficient capital for future operations, and (d) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations" and “Description of Business," as well as in the registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors" and matters described in the registration statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the registration statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors" section of the registration statement, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in the registration statement, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Any statement in the registration statement that is not a statement of an historical fact constitutes a “forward-looking statement". Further, when we use the words “may", “expect", “anticipate", “plan", “believe", “seek", “estimate", “internal", and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors" herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

All references to “dollars", “$" or “US$" are to United States dollars and all references to “CDN$" are to Canadian dollars. United States dollar equivalents of Canadian dollar figures are based on the noon exchange rate as reported by the Bank of Canada on the applicable date.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of common shares offered by them under this prospectus. If the common share purchase warrants and broker warrants are exercised by the selling shareholders, the proceeds from the common share purchase warrants and broker warrants (if the broker warrants are exercised on a cash basis) will be used to further our exploration program on our Green Giant vanadium project in Madagascar, including completion of a resource definition drill program and metallurgical testing, and for general corporate purposes.

SELLING SHAREHOLDERS

This prospectus covers the offering of up to 46,373,334 common shares by the selling shareholders. We will not receive any proceeds from the sale of common shares by selling shareholders.

The common shares issued to the selling shareholders are “restricted securities" under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their common shares. The registration of such common shares does not necessarily mean, however, that any of these common shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their common shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered common shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution" beginning on page 17 of this prospectus. Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered common shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of their registered common shares may be deemed to be “underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the registered common shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We will receive no proceeds from the sale of the registered common shares, and we have agreed to bear the expenses of registration of the common shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Shareholders Information

The following table sets forth the number of common shares beneficially owned by the selling shareholders as of September 27, 2010, the number of common shares covered by this prospectus on behalf of the selling shareholders and the total number of common shares that the selling shareholders will beneficially own upon completion of the offering. This table assumes that the selling shareholders will offer for sale all of the common shares covered by this prospectus. At September 27, 2010, we had 110,511,024 common shares issued and outstanding.

The common shares may be offered under this prospectus from time to time by the selling shareholders, or by any of their respective pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by the selling shareholders, or on our records, as of September 27, 2010, and are accurate to the best of our knowledge. It is possible, however, that the selling shareholders may acquire or dispose of additional common shares from time to time after the date of this prospectus.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholder in disposing of the common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, fees and expenses of our counsel and our accountants.

	Before Offering		After Offering
Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned(1)	Number of Shares Offered	Shares Owned After Offering(2)	Percentage of Shares owned After Offering
John Bailey (3)	120,000	*	120,000	-	-
Beggar Pacific Holding Corp (4)	160,000	*	160,000	-	-
Dave Blore (5)	200,000	*	200,000	-	-
Patricia Blore (6)	100,000	*	100,000	-	-
Byron Securities Limited.(7)	348,000	*	348,000	-	-
Canamerica Capital Corp. (8)	1,000,000	*	1,000,000	-	-
Daniel Wilbert Chapman (9)	80,000	*	80,000	-	-
Clarus Securities Inc. (10)	2,692,000	2.44%	2,692,000	-	-
Consolidated Thompson Iron Mines Limited (11)	13,333,334	12.07%	13,333,334	-	-
Barry Cummings (12)	40,000	*	40,000	-	-
Dundee Corporation (13)	20,000,000	18.10%	20,000,000	-	-
Extreme Growth Fund Resources SICAV SIF (14)	1,000,000	*	1,000,000	-	-
Falcon Trading Co. Inc. (15)	200,000	*	200,000	-	-
Gerry Franco (16)	200,000	*	200,000	-	-

Vern Friesen (17)	200,000	*	200,000	-	-
Max Fugman (18)	40,000	*	40,000	-	-
Salim Ghafari (19)	60,000	*	60,000	-	-
Jindy Gill (20)	20,000	*	20,000	-	-
Glen Allen Graham Harrison (21)	40,000	*	40,000	-	-
Thomas James (22)	30,000	*	30,000	-	-
Larry Thomas Johnston (23)	20,000	*	20,000	-	-
Bernard John Jones (24)	30,000	*	30,000	-	-
Dr. M. Kalairajah (25)	36,000	*	36,000	-	-
Efstathe (Steve) Krembenios (26)	20,000	*	20,000	-	-
Wolfgang Horst Kyser (27)	790,000	*	350,000	440,000	*
Brian Lind-Petersen (28)	100,000	*	100,000	-	-
Borge Lind-Petersen (29)	400,000	*	400,000	-	-
Ian MacPherson (30)	30,000	*	30,000	-	-
Donna Martin (31)	40,000	*	40,000	-	-
Raymond Martin (32)	200,000	*	200,000	-	-
Douglas L. Mason (33)	150,000	*	150,000	-	-
Margaret C. McGroarty (34)	30,000	*	30,000	-	-
Norman David Moretto (35)	40,000	*	40,000	-	-
Edward Antoni Mucha (36)	80,000	*	80,000	-	-
Cameron Andrew Murray (37)	150,000	*	60,000	90,000	*
Pinetree Resource Partnership (38)	8,350,000	7.56%	4,000,000	4,350,000	3.94%
Ken Potocky (39)	24,000	*	24,000	-	-
Randall Pow (40)	200,000	*	200,000	-	-
Fadia Rahal (41)	200,000	*	200,000	-	-
Mavis Bernice Robinson (42)	110,000	*	110,000	-	-
Tibor Soltesz (43)	40,000	*	40,000	-	-
Sheryn Vaughan (44)	40,000	*	40,000	-	-
Lynda Voelkl (45)	200,000	*	200,000	-	-
Brent James Walter (46)	80,000	*	80,000	-	-
Bill Wright (47)	30,000	*	30,000	-	-
TOTAL	51,253,334		46,373,334

*

Represents less than one percent of the outstanding common shares.

(1)

All percentages are based on 110,511,024 common shares issued and outstanding on September 27, 2010.

(2)

This table assumes that each selling shareholder will sell all of its common shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling shareholders are not required to sell their common shares. See “Plan of Distribution" beginning on page 17.

(3)

Representatives of this selling shareholder have advised us that John Bailey is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 60,000 common shares and 60,000 common shares acquirable upon exercise of common share purchase warrants.

(4)

Representatives of this selling shareholder have advised us that P. Randy Reifel is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 80,000 common shares and 80,000 common shares acquirable upon exercise of common share purchase warrants.

(5)

Representatives of this selling shareholder have advised us that Dave Blore is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(6)

Representatives of this selling shareholder have advised us that Patricia Blore is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 50,000 common shares and 50,000 common shares acquirable upon exercise of common share purchase warrants.

(7)

Representatives of this selling shareholder have advised us that R.W. Campbell Becher is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. This selling shareholder acquired the securities as compensation for activities relating to acting as an Agent in the brokered offerings. In connection with the brokered offerings, this selling shareholder only conducted activities relating to acting as an Agent outside the United States. Includes 174,000 common shares acquirable upon the exercise of Class A broker warrants and 174,000 common shares acquirable upon the exercise of Class B broker warrants.

(8)

Representatives of this selling shareholder have advised us that Albert Imbrogno, Doug Hyatt and/or Marc Hyatt are the natural persons with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 500,000 common shares and 500,000 common shares acquirable upon exercise of common share purchase warrants.

(9)

Representatives of this selling shareholder have advised us that Daniel Wilbert Chapman is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 40,000 common shares and 40,000 common shares acquirable upon exercise of common share purchase warrants.

(10)

Representatives of this selling shareholder have advised us that Tom Monahas, Chief Financial Officer of Clarus Securities Inc., is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. This selling shareholder acquired the securities as compensation for activities relating to acting as an Agent in the brokered offerings and assisting with the listing of the Company’s common shares on the TSX-V. In connection with the brokered offerings and TSX-V listing, this selling shareholder only conducted activities relating to acting as an Agent outside the United States. Includes 400,000 common shares, 696,000 Class A common shares acquirable upon the exercise of Class A broker warrants, 696,000 Class B common shares acquirable upon the exercise of Class B broker warrants, 400,000 Class C common shares acquirable upon the exercise of Class C broker warrants and 500,000 common shares acquirable upon exercise of common share purchase warrants.

(11)

Representatives of this selling shareholder have advised us that Richard Quesnel, President, Chief Executive Officer and director of Consolidated Thompson Iron Mines Limited, is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 6,666,667 common shares and 6,666,667 common shares acquirable upon exercise of common share purchase warrants.

(12)

Representatives of this selling shareholder have advised us that Barry Cummings is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(13)

Representatives of this selling shareholder have advised us that Ned Goodman is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Representatives of this selling shareholder have advised us that this selling shareholder is an affiliate of a U.S. registered broker-dealer; however, this selling shareholder acquired the securities issued in the brokered offerings in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Includes 10,000,000 common shares and 10,000,000 common shares acquirable upon exercise of common share purchase warrants.

(14)

Representatives of this selling shareholder have advised us that Henner Westhues and Markus Beckmann are the natural persons with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 500,000 common shares and 500,000 common shares acquirable upon exercise of common share purchase warrants.

(15)

Representatives of this selling shareholder have advised us that Vern Friesen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(16)

Representatives of this selling shareholder have advised us that Gerry Franco is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(17)

Representatives of this selling shareholder have advised us that Vern Friesen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(18)

Representatives of this selling shareholder have advised us that Max Fugman is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(19)

Representatives of this selling shareholder have advised us that Salim Ghafari is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 30,000 common shares and 30,000 common shares acquirable upon exercise of common share purchase warrants.

(20)

Representatives of this selling shareholder have advised us that Jindy Gill is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 10,000 common shares and 10,000 common shares acquirable upon exercise of common share purchase warrants.

(21)

Representatives of this selling shareholder have advised us that Glen Allen Graham Harrison is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(22)

Representatives of this selling shareholder have advised us that Thomas James is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(23)

Representatives of this selling shareholder have advised us that Larry Thomas Johnston is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 10,000 common shares and 10,000 common shares acquirable upon exercise of common share purchase warrants.

(24)

Representatives of this selling shareholder have advised us that Bernard John Jones is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(25)

Representatives of this selling shareholder have advised us that Dr. M. Kalairajah is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 18,000 common shares and 18,000 common shares acquirable upon exercise of common share purchase warrants.

(26)

Representatives of this selling shareholder have advised us that Efstathe (Steve) Krembenios is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 10,000 common shares and 10,000 common shares acquirable upon exercise of common share purchase warrants.

(27)

Representatives of this selling shareholder have advised us that Wolfgang Horst Kyser is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 615,000 common shares and 175,000 common shares acquirable upon exercise of common share purchase warrants.

(28)

Representatives of this selling shareholder have advised us that Brian Lind-Petersen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 50,000 common shares and 50,000 common shares acquirable upon exercise of common share purchase warrants.

(29)

Representatives of this selling shareholder have advised us that Borge Lind-Petersen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 200,000 common shares and 200,000 common shares acquirable upon exercise of common share purchase warrants.

(30)

Representatives of this selling shareholder have advised us that Ian MacPherson is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(31)

Representatives of this selling shareholder have advised us that Donna Martin is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(32)

Representatives of this selling shareholder have advised us that Raymond Martin is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(33)

Representatives of this selling shareholder have advised us that Douglas L. Mason is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 75,000 common shares and 75,000 common shares acquirable upon exercise of common share purchase warrants.

(34)

Representatives of this selling shareholder have advised us that Margaret C. McGroarty is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(35)

Representatives of this selling shareholder have advised us that Norman David Moretto is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(36)

Representatives of this selling shareholder have advised us that Edward Antoni Mucha is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 40,000 common shares and 40,000 common shares acquirable upon exercise of common share purchase warrants.

(37)

Representatives of this selling shareholder have advised us that Cameron Andrew Murray is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 120,000 common shares and 30,000 common shares acquirable upon exercise of common share purchase warrants.

(38)

Representatives of this selling shareholder have advised us that Sheldon Inwentash is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 4,850,000 common shares and 3,500,000 common shares acquirable upon exercise of common share purchase warrants.

(39)

Representatives of this selling shareholder have advised us that Ken Potocky is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 12,000 common shares and 12,000 common shares acquirable upon exercise of common share purchase warrants.

(40)

Representatives of this selling shareholder have advised us that Randall Pow is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(41)

Representatives of this selling shareholder have advised us that Fadia Rahal is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(42)

Representatives of this selling shareholder have advised us that Mavis Bernice Robinson is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 55,000 common shares and 55,000 common shares acquirable upon exercise of common share purchase warrants.

(43)

Representatives of this selling shareholder have advised us that Tibor Soltesz is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(44)

Representatives of this selling shareholder have advised us that Sheryn Vaughan is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(45)

Representatives of this selling shareholder have advised us that Lynda Voelkl is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(46)

Representatives of this selling shareholder have advised us that Brent James Walter is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 40,000 common shares and 40,000 common shares acquirable upon exercise of common share purchase warrants.

(47)

Representatives of this selling shareholder have advised us that Bill Wright is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

Each of the selling shareholders has represented to us that it is not a U.S. registered broker-dealer. Further, each of the selling shareholders has represented to us that it is not affiliated with any U.S. registered broker-dealer, other than Dundee Corporation, which is affiliated with a U.S. registered broker-dealer. Except as provided below and elsewhere in this prospectus, none of the selling shareholders are affiliated or have been affiliated with us, or any of our predecessors or affiliates, during the past three years:

•

Clarus Securities Inc. acted as a sponsoring broker to list our common shares on the TSX-V;

•

Brian Tobin, Executive Chairman of Consolidated Thompson Iron Mines Limited, is on the advisory committee of the Company; and

•

Richard Quesnel, President, Chief Executive Officer and director of Consolidated Thompson Iron Mines Limited is a director of the Company.

Transactions with selling shareholders

On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of $2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or TSX-V at any time after December 15, 2010, provided the registration statement has been declared and remains effective.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights.  If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares do not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which may be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights. If the registration statement has not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings will be entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement has not been declared effective until December 15, 2011, such that the maximum number of common shares which may be issued pursuant to filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited, we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee will have the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it holds 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 10% of our issued and outstanding common shares, Dundee will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Consolidated Thompson will have the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it holds 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 5% of our issued and outstanding common shares, Consolidated Thompson will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the “Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents’ counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitles the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012.

The registration statement registers an aggregate of 46,373,334 common shares of which (i) 22,066,667 common shares are currently outstanding and (ii) 24,306,667 common shares are acquirable upon the exercise of the common share purchase warrants and broker warrants issued in connection with the brokered and non-brokered offerings at the exercise prices and exercise periods described above.

The net proceeds of the brokered and non-brokered offerings will be used to further our exploration program on our Green Giant vanadium project in Madagascar, including completion of a resource definition drill program and metallurgical testing, and for general corporate purposes.

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares covered hereby on any stock exchange, market or trading or quotation facility on which the common shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling the common shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling shareholders may also sell the common shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of the common shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with National Association of Securities Dealers (“NASD") Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell the common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the common shares may be deemed to be “underwriters" within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Our company is required to pay certain fees and expenses incurred by our company incident to the registration of the common shares. Our company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale common shares by the selling shareholders.

In connection with the brokered offerings and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Commission and cause it to become effective as soon as practicable after the closing of the brokered  and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares have been sold pursuant to the registration statement or Rule 144 under the Securities Act; and (ii) the date on which all the common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective. The resale common shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale common shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale common shares may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 175,000,000 common shares, par value $0.001 per share. Our common shares presently outstanding, and any common shares issued upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common shares is entitled to one vote per share held for each matter submitted to a vote of shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. Our common shares have no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Holders of common shares are entitled to receive dividends, if and when declared by our board of directors, out of funds legally available for such purpose, subject to the preferences that may be applicable to any then-outstanding securities with greater rights, if any, and any other restrictions. Our company and its predecessors have not declared any dividends in the past. Further, our company does not presently contemplate that there will be any future payment of any dividends on common shares.

Warrants

The registration statement does not register the resale of the common share purchase warrants or broker warrants, but does register for resale common shares issuable upon exercise of the common share purchase warrants and broker warrants, respectively, including:

•

up to 21,666,667 common shares acquirable upon the exercise of the common share purchase warrants at the exercise price of US$0.50 per share for a period beginning July 15, 2010 and ending May 5, 2013, subject to earlier expiration in certain events;

•

up to 870,000 common shares acquirable upon the exercise of the Class A broker warrants at the exercise price of US$0.30 per share until March 15, 2012;

•

up to 870,000 common shares acquirable upon the exercise of the Class B broker warrants at the exercise price of US$0.50 per share at any time after a corresponding number of Class A broker warrants have been exercised by the particular agent and on or before May 5, 2013;

•

up to 400,000 common shares acquirable upon the exercise of the Class C broker warrants at the exercise price of US$0.30 per share until March 15, 2013; and

•

up to 500,000 common shares acquirable upon the exercise of common share purchase warrants at the exercise price of US$0.20 per share until July 2, 2012.

Each common share purchase warrant and broker warrant provides that the exercise price of the common share purchase warrants and broker warrants and common shares issuable upon exercise thereof are subject to adjustment from time to time if we:

•

issue or distribute to the holders of all or substantially all of the outstanding common shares: common shares (by way of a stock dividend or otherwise); rights, options or warrants to acquire common shares or securities exchangeable or exercisable for or convertible into common shares; evidences of indebtedness of our company; or cash, securities or any property or assets of our company;

•

subdivide the outstanding common shares into a greater number of common shares; or

•

consolidate the outstanding common shares into a lesser number of common shares.

For example, if we were to conduct a 4-for-1 stock split such that each outstanding common share became four common shares, the exercise price of the common share purchase warrants and broker warrants would be reduced to one-quarter of the applicable exercise price in effect immediately prior to the stock split and the number of common shares acquirable upon a subsequent exercise of the common share purchase warrants and broker warrants would be multiplied by four.

If we effect (i) a reclassification or redesignation of common shares, any change of common shares into other shares or securities or any other capital reogranization involving common shares other than as described above, (ii) a consolidation, amalgamation, merger or other form of business combination of our company with or into another body corporate which results in a reclassification or redesignation of common shares or a change of common shares into other shares or securities, (iii) any sale, lease, exchange or transfer of the undertaking or assets of our company as an entirety or substantially as an entirety to another corporation or entity (any of such events being called a “capital reorganization"), then after the effective date of the capital reorganization the holder of the common share purchase warrants or broker warrants, as applicable, will be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the common share purchase warrant or broker warrant, as applicable, in lieu of the number of common shares to which the holder was theretofore entitled upon the exercise of the common share purchase warrant or broker warrant, as applicable, the kind and aggregate number of shares and other securities or property resulting from the capital reogranization which the holder would have been entitled to receive as a result of the capital reorganization if, on the effective date thereof, the holder had been the registered holder of the number of common shares which the holder was theretofore entitled to purchase or receive upon the exercise of the common share purchase warrant or broker warrant, as applicable.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common shares offered by this prospectus was passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The financial statements as of June 30, 2010 and 2009 contained herein have been included in reliance on the report of MSCM LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Much of the information with respect to our interests in properties located in Canada (Province of Quebec) and Madagascar in this prospectus is derived from the reports of Taiga Consultants Ltd. and PEG Mining Consultants Inc. and has been included in this prospectus upon the authority of such firms as experts with respect to the matters covered by the reports.

DESCRIPTION OF BUSINESS

Company Overview

Energizer Resources Inc. (formerly Uranium Star Corp.) was incorporated in the State of Nevada on March 1, 2004 and reincorporated in the State of Minnesota on May 14, 2008. Our fiscal year-end is June 30. On December 16, 2009, we effected a name change from “Uranium Star Corp" to “Energizer Resources Inc.". We are an exploration stage company engaged in the search for vanadium, uranium, gold and other minerals.  We have an interest in properties located in Madagascar and Canada (Province of Quebec).  None of the properties in which we hold an interest has known mineral reserves of any kind at this time.  As such, the work programs planned by us are exploratory in nature.

We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Milestones

Green Giant Property, Madagascar

On August 22, 2007, the Company acquired a 75% interest in approximately 225 sq. kilometers of mineral permits in the District of Toliara, Madagascar.  This interest is held by a limited liability company that was formed under the laws of Madagascar, which held a 75% interest in the property.  The remaining 25% interest was held by Madagascar Minerals and Resources sarl.  Exploration programs have been carried out in the first quarter of 2007 and the first half of 2008 on the Green Giant Property as well as the Ianapera Coal Property located to the north of the Green Giant Property.

Drilling of 31 holes (4,073 meters) was carried out in the fourth quarter of 2008. Vanadium mineralization of potential economic consequence was intersected in a number of holes. In the first half of 2009 a series of 56 trenches were established, using mechanical excavators, over an 18 kilometer strike length of the property. Analytical results provided by XRF instrumentation indicated significant widths of vanadium mineralization in the majority of the trenches. The Company then proceeded to drill 54 diamond drill holes (8,931 meters) in the latter half of 2009 to delineate a vanadium resource on the Property. A further 46 diamond drill holes (8,952 meters) were emplaced on the Property in 2010 to further enhance the resource delineation.  An additional drill program is anticipated on the Property commencing in the 4th quarter of the 2010 calendar year. A consulting engineering group has been retained to start preliminary economic assessments of the property. Metallurgical and mineralogical work is also being carried out. For a more detail discussion on the planned exploration activities, refer to “Management’s Discussion and Analysis".

On July 9, 2009, the Company acquired the remaining 25% interest in the Madagascar property and now holds a 100% in interest in the property.

Sagar Property – Romanet Horst, Labrador Trough, Quebec, Canada

A drill program has been completed for the Sagar Property. A total of 164 reverse circulation drill holes (2,625 meters) and 5,610 meters of diamond drill holes (46) have been completed.  Additionally, in excess of 3,500 soil samples have been collected and analyzed. Target areas on the Sagar Property have shown distinctly anomalous situations. Subsequent exploration activity is designed to identify the potential source area of the Mistamisk Boulder Field as well as other potential sources of gold and uranium mineralization.

Competitive Conditions

The mineral exploration and mining industry is competitive in all phases of exploration, development and production. We compete with a number of other entities and individuals in the search for, and acquisition of, attractive mineral properties. As a result of this competition, the majority of which is with companies with greater financial resources than us, we may not in the future be able to acquire attractive properties on terms it considers acceptable.  Furthermore, we compete with other resource companies, many of whom have greater financial resources and/or more advanced properties that are better able to attract equity investments and other capital.  Factors beyond our control may affect the marketability of minerals mined or discovered by us.

Employees

As of September 27, 2010 the Company had nil total employees and nil full-time employees. The Company engages consultants to serve as officers and to perform professional and administrative functions of the Company.

DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 520–141 Adelaide Street West, Toronto, Ontario, Canada M5H 3L5.  These offices are leased on a month to month basis, and the Company’s monthly rental payments are currently approximately Cdn$3,500.

Until we can validate otherwise, the properties described below have no known mineral reserves of any kind and we are planning programs that are exploratory in nature. Further details regarding the Company’s properties, although not incorporated by reference, including the comprehensive geological report prepared in compliance with Canadian National Instrument 43-101 (“NI 43-101") on the Company’s Sagar Property in Northern Quebec can be found on the Company’s website at http://www.energizerresources.com or within the Company’s filings on SEDAR at http://www.sedar.com. The comprehensive geological report prepared in compliance with NI 43-101 on the Company’s Green Giant Property located in Madagascar is attached hereto as Exhibt 99.1 and also available within the Company’s filings on SEDAR at http://www.sedar.com.

Cautionary Note Concerning Resource and Reserve Estimates

Unless otherwise indicated, all resource and reserve estimates included in the registration statement have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC"), and resource information contained herein may not be comparable to similar information disclosed by other U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource" does not equate to the term “reserves". Under U.S. standards, mineralization may not be classified as a “reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources", “indicated mineral resources" or “inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves" by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource" exists or is economically or legally mineable. Disclosure of “contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with United States standards.

SAGAR PROPERTY

Property Description and Location

The Sagar Property comprises 219 blocks of claims in the Territory of Nunavik, Province of Quebec, Canada.  The approximate center of exploration activity is circa 56°22’ N latitude and circa 68° 00’ W longitude.  Details on the individual claims are available on-line at the Government of Quebec’s Ministère des Resources Naturelles et de la Faune GESTIM website at https://gestim.mines.gouv.qc.ca. This property can be accessed by air.

The area comprising these claims is approximately 6,580 hectares.  In this part of the Province of Quebec, claim outlines are predetermined by “map staking."  Previously staked claims are superimposed upon by the map-staking grid, producing some of the small parcels. There are no carried environmental liabilities on the property. All surface work requires provincial government permits, including camp construction permits. These have been acquired.

Agreement

On May 4, 2006, Virginia Mines Inc. (“Virginia") and the Company entered into a binding agreement whereby the Company was granted an option to acquire an undivided 75% participating interest in 200 claims constituting the Sagar Property located in the Labrador Trough in Northern Quebec.  Under the terms of this agreement, the Company had the option to earn a 75% interest in the Sagar Property by issuing to Virginia 2,000,000 common shares and 2,000,000 common share purchase warrants of the Company, each warrant entitling Virginia to acquire one common share of the Company at a price of US$1.00 for a period of three years from the date of issue thereof, and by incurring total exploration expenditures of $2,000,000 on the Sagar Property by August 2008.  Furthermore, Virginia had the option, at any time, to sell its remaining 25% participating interest in the Sagar Property in consideration for the issue to it of 1,000,000 common shares and 1,000,000 common share purchase warrants of the Company.  The common share purchase warrants shall be exercisable at a price equal to the 20-trading day weighted average closing price preceding the selling date, and shall be valid for a period of two years from the date of issuance.  Upon the Company earning a 100% interest in the Sagar Property, Virginia shall retain a 1.5% royalty (net smelter returns).  In the event of a gold discovery on the Sagar Property with an NI 43-101 indicated resource of no less than 500,000 ounces, Virginia shall be entitled to exercise a back-in right to re-acquire a 51% interest in the Sagar Property by making a cash payment or issuing common shares equivalent to an amount equal to 250% of the expenditures incurred by the Company on the Sagar Property at such time.  Upon the exercise of such back-in right, Virginia would become the operator of the Sagar Property.

On June 2, 2006, we exercised our option to earn a 75% interest in the Sagar Property by issuing to Virginia 2,000,000 common shares and 2,000,000 common share purchase warrants of the Company, each warrant entitling Virginia to acquire one common share of the Company at a price of US$1.00 for a period of three years from the date of issue thereof, and by incurring total exploration expenditures of $2,000,000 on the Sagar Property by August 2008.

On February 19, 2007, Virginia exercised its option to sell its 25% remaining interest in the Sagar Property to the Company and in connection therewith, the Company issued to Virginia 1,000,000 common shares and 1,000,000 common share purchase warrants, with each such warrant being exercisable at a price of $1.24 for a period of two years from the date of issuance. As a result of this exercise, the Company now holds a 100% interest in the Sagar Property, subject to a royalty equal to 1% of net smelter returns on certain claims, 0.5% on net smelter returns on other claims owned by Pierre Poisson and Joanne Jones (the “P&J Royalty") (see below), and a royalty in favor of Virginia equal to 1.5% of net smelter returns. Under the agreement with Virginia, the Company must incur aggregate exploration expenditures of at least $2,000,000 on the Sagar Property on or before August 31, 2008. As at June 30, 2010, the Company incurred an aggregate of $7,363,663 of exploration expenditures on the Sagar Property.

The agreement with Virginia is subject to a royalty agreement dated May 27, 1992 (as amended by agreements dated May 10, 1993 and November 3, 1993, collectively, the “Virginia Royalty Agreement") between Virginia Gold Mines Inc. (predecessor to Virginia) and Pierre Poisson and Joanne Jones.  Pursuant to the Virginia Royalty Agreement, Virginia acquired a 100% interest in the Sagar Property, subject to the P&J Royalty.  Pursuant to the Virginia Royalty Agreement, Virginia had the right to buy back half of the 1% net smelter return royalty (0.5%) for $200,000, and half of the 0.5% net smelter return royalty (0.25%) for $100,000, such P&J Royalty repurchase rights are now held by the Company.

We are currently up to date with all obligations required to maintain the property in good standing.

FERDERBER CLAIMS

Property Description and Location

The Company acquired a 100% undivided right, title and interest in and to 19 mining claims (0036315, 0036316, 0036317, 0036318, 0036319, 0036320, 0036321, 0036322, 0036323, 0036324, 0036325, 0036326, 0036327, 0030649, 0030650, 0030640, 0030638, 0030612, 0030613) held by Mr. Peter Ferderber, covering an area of approximately 64 hectares located in the Central Labrador Trough Region of Quebec, 13 of which are contiguous to the Company’s Sagar Property. This property can be accessed air.

In consideration of the Company receiving a 100% interest in these claims (free and clear of all encumbrances), subject to any net smelter return royalties, the Company paid CDN$6,000, and issued 150,000 common shares and a warrant exercisable for 75,000 common shares, exercisable at $1.00 per share for a three year period from date of issuance.

Underlying Net Smelter Royalty (“NSR")

Mr. Ferderber retains a 1% NSR on this property and agreed that the Company shall have a first right of refusal to purchase the 1% NSR should Mr. Ferderber, at his sole discretion, elect to sell the royalty.

We are currently up to date with all obligations required to maintain the property in good standing.

Sagar Property and Ferderber Claims Highlights

The following are key features of the Sagar Property:

•

The geological setting of the property is the northwest trending Romanet Horst within the Labrador Trough. The significant mineral potential of this geological setting is well demonstrated by the abundance and diversity of uranium-gold showings, which range from veins to breccia’s to shear zones. There is also locally significant sedimentary-hosted copper mineralization. The most spectacular mineralization found to date is the 500 x 200 meter Mistamisk boulder field which contains 150 boulders that range up to 640 g/t gold and 4.11% uranium, with 70 tested boulders averaging 64.9g/t gold and 1.3% uranium. The boulders discovered within the Mistamisk boulder field range in length from 0.30 to 2.0 meters. Previous work has not determined the bedrock source of this boulder field.

•

Copper mineralization has been defined in a number of locations, the most significant being the Dehli-Pacific showing, which has reported 4.2% copper over 7.6 meters within a drill hole that intersected a shear zone along a sediment-gabbro contact.

MADAGASCAR PROPERTY

Moheli
Mamoudzou
Mayotte
Malawi
Lilongwe
Tromelin
Juan de Nova Island
Harare
Mozambique
Antananarivo
abwe
Madagascar
Bassas da India
Europa Island
Three Horses Property
X
Image NASA
Image © 2007 TerraMetrics
© 2007 Europa Technologies
©2007 Google™
Pointer 18°55'59.49" S 42°19'05.15" E
Streaming |||||||||| 100%
Eye alt 2138.34 km

Property Description and Location

The Madagascar properties are comprised of mineral permits consisting of 36 “squares", each square representing approximately 6.25 sq. kilometers. The properties are located in the District of Toliara and are referenced as TN 12,306,P(R); TN 12,814, P(R); TN 12,887 P(R); TN 12,888 P(R); TN 13,020 P(R); TN 13,021 P(R) as issued by the Bureau de Cadastre Minier de Madagascar (“BCMM") pursuant to the Mining Code 1999 (as amended) and its implementing decrees. This property can be accessed by both air and road.

490,000 mE
500,000 mE
510,000 mE
520,000 mE
7,380,000 mN
7,370,000 mN
7,360,000 mN
7,350,000 mN
7,340,000 mN
7,330,000 mN
PR13020
PR13021
PR12306
PR12888
PR12887
PR12814
Ankilimary
Bevaro
Besatrana-Toby
Ankilimarovahatsy
Beambatry
Bemelo
Andakato
Amboromaneno
Mahasoa
Bohaky-Ambany
Soamidriso
Vohimainty
Vohiposa
Besakoa-Avaratra
Ankotika
Vohimary
Ankazoabo
Betampy
Amboatavo
Analamary
Ankily
Anaviavy-Atsimo
Tsanarena
Mandarano
Besakoa
Soaserana
Ankazotelo
Vohitoka
Morafeno
Lazarivo
Ambatomainty
Farezibe
Antsohamamy
Ampamata
Soakibany
Amboasary
Ankiliabo
Fenoanevo
Betaly
Andranomavo
Beamalo
Anavoha
Sakoambelomy
Ampandrambe
Ankazota
Mandabe
Fotadrevo
Andoharano
Befamoty
Ankilimalangy
Andranomilitsy
Seta
Antanambao
Tsikoakahitsy
Anivorano
0
5
10
kilometres
WGS84 Zone 38 South
Beampemba
Andranotsiriry-Avaratra
N
S
E
W
TAIGA Consultants Ltd.
URANIUM STAR

Green Giant Property Boundary
(blue lines are creeks, red lines are property boundary, black lines are seasonal tracks)

Agreement

On August 22, 2007, we entered into a joint venture agreement with Madagascar Minerals and Resources sarl (“MMR" or “Madagascar Minerals"), a company incorporated under the laws of Madagascar. The joint venture, known as the “Three Horses Joint Venture", was operated through a Madagascar limited liability company in which we held 75% undivided interest and Madagascar Minerals held the remaining 25% interest.

The consideration paid to Madagascar Minerals to acquire the 75% stake in the joint venture consisted of:

(i)

a signing fee of $15,000 within 15 days of the properties vesting in the joint venture;

(ii)

a payment of $750,000 within 15 days of the properties vesting in the joint venture; and

(iii)

the issuance of 1,250,000 of our common shares and 500,000 of our common share purchase warrants within 30 days of the properties vesting in the company created for the joint venture under Madagascar law. Each common share purchase warrant is exercisable at $1.00 per share for a period of 2 years from the date of issuance.

In the event that one or other of the parties is unable to make their contribution to funding, their interest will be diluted accordingly.  In the event that a joint venture party’s interest in the joint venture is diluted below 10%, then that interest will be exchanged with the majority shareholder for a 2% net smelter return.  Furthermore, the remaining joint venture party may acquire that royalty as follows:

(i)

the first 1% at US$1,000,000 in cash or our common shares; and

(ii)

the second 1% at US$1,500,000 in cash or our common shares;

both at the option of the remaining shareholder.

On July 9, 2009, our company entered into a definitive agreement to acquire the remaining 25% interest of the “Three Horses Joint Venture" for cash consideration of $100,000. On acquisition of the remaining 25% the joint venture with MMR was terminated.  MMR retains a 2% net smelter return (“NSR"). We can acquire the NSR on this 25% interest portion at a price of $500,000 in cash or common shares for the first 1% and at a price of $1,000,000 in cash or common shares for the second 1% at our option.

Exploration Programs

The Green Giant Property consists of 31 squares, covering an area of approximately 194 square kilometers, and displays extensive gossans’ outcroppings at surface. An examination of part of the Property revealed several large areas covered with gossanous boulders, which are believed to overlie massive sulphide mineralization.

All phases of the exploration projects have been managed by Taiga Consultants Ltd. of Calgary, Canada.

We conducted a first phase of exploration from September to November 2007 for the “Three Horses Joint Venture", which included the following activities:

•

Stream Sediment sampling of all stream on the property area

•

Detailed Geological mapping over selected startigraphic horizons

•

Reconnaissance geological mapping over the entire property

•

Soil sampling over selected target areas

•

Prospecting over selected target areas.

•

Limited trenching over selected targets

•

Construction of a cinder block base camp

•

Construction of a one kilometer long surfaced airstrip

•

Repair and surfacing of the access road from base camp to the airstrip

•

Airborne geophysical surveying over the Green Giant Property by Fugro Airborne Surveys Limited

In the latter part of March 2008 to June 2008 a full field exploration program following up on the airborne geophysical survey and results of the 2007 exploration program was implemented. This exploration consisted of the following activities:

•

Infill stream sediment sampling

•

Detailed Geological mapping over selected stratigraphic horizons

•

Prospecting over selected target areas

•

Grid emplacement over selected target areas

•

Ground-based magnetometer and frequency domain EM surveys

•

Soil sampling over selected target areas

After reviewing the analytical data obtained from the March to June, 2008 program, additional exploration was conducted on the property from July 1 to September 30, 2008 in preparation for a drill program. This exploration consisted of the following activities:

•

Infill stream sediment sampling

•

Detailed Geological mapping over selected stratigraphic horizons

•

Prospecting over selected target areas with the aid of a mobile XRF analyzer

Based on compiled analytical results obtained from the various exploration programs, a drill program was initiated on the property from September 30 to November 24, 2008. This exploration program consisted of the following activities:

•

Prospecting over selected target areas with the aid of a mobile XRF analyzer

•

Ground-based scintillometer surveying over selected target areas

•

Diamond drilling of 31 holes over 4,073 kilometers

The discovery of potentially significant vanadium mineralization from the 2008 exploration program resulted in the initiation of resource delineation drill program from September 1, 2009 to December 20, 2009. This exploration program consisted of the following activities:

•

XRF soil sample analyses (8,490 samples) on lines 200 meters apart and covering 18 kilometer strike length

•

Scintillometer surveying (112 line kilometer) on lines 200 meters apart and covering 18 kilometer strike length

•

Trenching (140 trenches for 17,105 meters)

•

Diamond drilling of 54 diamond drill holes over 8,931 meters

Based on the drill results from the 2009 exploration program, PEG Mining Consultants Inc. estimated in 2010, a NI 43-101 compliant Indicated resource estimate of 21.74 million tonnes at an average grade of 0.759% V2O5 (vanadium pentoxide), and a NI 43-101 compliant Inferred resource estimate of 4.15 million tonnes at an average grade of 0.655% V2O5. Based upon these resource estimates, the Company initiated an exploration program from May 1 to July 24, 2010 to delineate further vanadium resources. This exploration program consisted of diamond drilling of 46 diamond drill holes over 8,952 meters.

497,500 mE
500,000 mE
502,500 mE
505,000 mE
507,500 mE
510,000 mE
7,355,000 mN
7,352,500 mN
7,350,000 mN
7,347,500 mN
7,345,000 mN
7,342,500 mN
7,340,000 mN
7,337,500 mN
7,335,000 mN
N
TH-08-10
TH-08-11
TH-08-12/13
TH-08-14
TH-08-15
TH-08-18
TH-08-17
TH-08-07
TH-08-05/06
TH-08-09
TH-08-08
TH-08-20/21/22
TH-08-02
TH-08-23
TH-08-29
TH-08-31
TH-08-01/01a
TH-08-30
TH-08-28
TH-08-25
TH-08-04
TH-08-19
TH-08-26/27
TH-08-24
TH-08-03
0
1
2
kilometres

2008 Diamond Drill Hole Locations

Diamond drilling completed in 2008 on the Green Giant Property tested a series of gossans and EM conductors, however no Volcanic Massive Sulphide (VMS) mineralization of significance was encountered. Drilling did confirm the presence of a series of mineral occurrences highly enriched in vanadium and a number of associated anomalous elements which were first seen in stream sediment sampling programs. Due to this unexpected result the focus of exploration shifted to vanadium mineralization part way through the 2008 drill program.

Composited Vanadium Mineralization in 2008 Drill Holes

Hole	Depth in Meters			V2O5
	From	To	Interval	%
TH-08-01	103.6	115.8	12.2	0.39
TH-08-02	42.7	109.7	36.6	0.27
incl.	100.6	109.7	9.1	0.36
TH-08-07	27.4	54.9	27.4	0.23
TH-08-11	33.5	39.6	6.1	0.41
TH-08-11	57.9	76.2	18.3	0.37
TH-08-12	30.6	114.3	83.7	0.37
incl.	45.7	61.0	15.2	0.40
incl.	86.9	109.7	22.9	0.47
TH-08-13	38.5	141.7	103.2	0.32
incl.	76.2	141.7	65.5	0.36
incl.	112.8	141.7	27.4	0.45
TH-08-14	12.2	109.7	97.5	0.35
incl.	76.2	91.4	15.2	0.66

TH-08-24	4.6	82.3	77.7	0.67
incl.	12.2	61.0	45.7	0.91
TH-08-25	18.3	48.8	30.5	0.32
TH-08-25	100.6	103.6	3.0	0.47
TH-08-26	9.1	36.6	27.4	0.41
incl.	18.3	27.4	9.0	0.76
TH-08-26	67.1	73.2	6.1	0.53
TH-08-27	9.1	97.5	88.4	0.30
incl.	18.3	29.0	10.7	0.88
TH-08-27	146.3	153.9	6.0	0.50
TH-08-31	15.2	51.8	36.6	0.38
incl.	36.6	48.8	12.2	0.56

Average of Drill Intercepts - 43.9m @ 0.36% V2O5

The serendipitous discovery of potentially economic vanadium mineralization on the property changed the course of the 2008 diamond drilling program.  Through a combination of prospecting, ground based scintillometer surveying, and analysis of airborne radiometrics, five vanadium-bearing trends were identified over the course of the 2008 exploration program.

495,000 mE
497,500 mE
500,000 mE
502,500 mE
505,000 mE
507,500 mE
510,000 mE
N
Vanadium mineralization focused in 5 trends/zones named after Malagasy colours
Fondrana
Mainty
Maitso
Manga
Jaky
0
4.000
kilometers

Vanadium-bearing Trends

Based on positive early indications of the presence of potentially economic grades and volumes of vanadium on the Green Giant Property, another exploration program was initiated on the Green Giant Project in the spring of 2009. The program (completed between April 23 and July 16, 2009) consisted of an extensive X-Ray Fluorescence analysis (XRF) soil sampling program coupled with mechanical trenching and scintillometer surveys over known areas of vanadium enrichment and new areas, defined by the soil XRF survey.

After reviewing the analytical results from the spring 2009 exploration program, an additional exploration program was carried out between September and December 2009. This exploration program involved mechanical trenching, diamond drilling with accompanying litholgical, structural and geotechnical logging, specific gravity determination, point load tests and metallurgical sampling. All work was carried out under a well-supervised Quality Assurance and Quality Control program.

The primary aim of the September to December 2009 drill program was to delineate reserves at the Jaky and Manga targets. A total of 8,931 meters (4509.2m in 30 drill holes at the Jaky target and 4422m in 24 drill holes at the Manga target) of diamond drilling was completed. Selected drill holes were oriented with point load test and orientation measurements recorded.

Composited Vanadium Mineralization in 2009 Drill Holes

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
J-01		1.50	25.50	0.65	24.00
J-01		25.5	28.10	0.45	2.60
J-01		28.10	37.50	0.17	9.40
J-01		37.50	42.00	0.40	4.50
J-01		42.00	60.00	0.20	18.00
J-01		60.00	90.00	0.75	30.00
J-01		90.00	97.50	0.36	7.50
J-01		97.50	103.50	0.16	6.00
J-01		111.00	126.00	0.17	15.00
J-01		132.00	136.50	0.32	4.50
J-02		1.80	17.00	0.46	15.20
J-02		17.00	24.50	1.06	7.50
J-02		24.50	38.00	0.37	13.50
J-02		38.00	51.50	0.96	13.50
J-02		51.50	68.00	0.20	16.50
J-02		68.00	69.50	0.64	1.50
J-02		69.50	77.00	0.28	7.50
J-02		86.00	89.00	0.36	3.00
J-03		1.50	22.50	0.57	21.00
J-03	incl.	1.50	9.00	0.65	7.50
J-03	incl.	9.00	16.50	0.44	7.50

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
J-03	incl.	16.50	22.50	0.65	6.00
J-03		22.50	42.00	0.27	19.50
J-03		42.00	78.00	1.00	36.00
J-03		78.00	93.00	0.15	15.00
J-03		93.00	99.00	0.53	6.00
J-03		99.00	102.00	0.20	3.00
J-04		9.00	23.90	0.22	14.90
J-04		23.90	39.10	0.59	15.20
J-04	incl.	27.00	30.50	0.80	3.50
J-04		39.10	76.50	0.24	37.40
J-04		76.50	85.50	0.57	9.00
J-04		85.50	94.50	0.14	9.00
J-04		94.50	103.50	0.41	9.00
J-04		103.50	109.50	0.19	6.00
J-04		119.50	150.00	0.15	30.50
J-04		150.00	153.00	0.82	3.00
J-04		153.00	168.00	0.19	15.00
J-04		196.50	204.00	0.29	7.50
J-04		214.50	219.00	0.40	4.50
J-05		1.50	9.00	0.83	7.50
J-05		9.00	39.00	0.30	30.00
J-05		39.00	75.00	0.79	36.00
J-05	incl.	39.00	45.00	0.91	6.00
J-05	incl.	45.00	55.50	0.70	10.50
J-05	incl.	55.50	73.50	0.89	18.00
J-05	incl.	73.50	75.00	0.50	1.50
J-05		75.00	91.50	0.14	16.50

DDH ID	From (m)	To (m)	V2O5 (%)	Interval (m)
J-05	91.50	97.50	0.52	6.00
J-05	97.50	115.00	0.17	17.50
J-06	0.00	7.50	0.44	7.50
J-06	7.50	19.50	1.36	12.00
J-06	19.50	33.70	0.45	14.20
J-06	33.70	46.70	0.94	13.00
J-06	46.70	84.00	0.23	37.30
J-07	14.00	170.00	0.18	156.00
J-07	212.00	218.00	0.31	6.00
J-07	231.50	237.50	0.30	6.00
J-08	2.00	8.00	0.41	6.00
J-08	8.00	45.00	0.25	37.00
J-08	45.00	56.00	0.49	11.00
J-08	56.00	68.00	0.82	12.00
J-08	68.00	77.00	0.52	9.00
J-08	77.00	86.50	0.17	9.50
J-09	1.50	6.00	0.27	4.50
J-09	6.00	49.50	1.00	43.50
J-09	49.50	52.50	0.55	3.00
J-09	52.50	66.00	0.14	13.50
J-09	66.00	72.00	0.48	6.00
J-09	72.00	93.00	0.17	21.00
J-10	2.00	5.00	0.36	3.00
J-10	5.00	18.50	0.81	13.50
J-10	18.50	26.00	0.44	7.50

DDH ID	From (m)	To (m)	V2O5 (%)	Interval (m)
J-10	26.00	47.00	0.26	21.00
J-10	47.00	77.00	0.79	30.00
J-10	77.00	81.50	0.36	4.50
J-10	81.50	89.00	0.17	7.50
J-10	101.00	105.50	0.16	4.50
J-10	105.50	108.50	0.53	3.00
J-10	108.50	120.50	0.15	12.00
J-10	120.50	126.50	0.41	6.00
J-11	126.50	138.50	0.16	12.00
J-11	138.50	141.50	0.57	3.00
J-11	141.50	153.50	0.17	12.00
J-12	0.50	31.50	0.22	31.00
J-12	31.50	45.00	0.41	13.50
J-12	45.00	54.00	0.73	9.00
J-12	54.00	66.00	0.30	12.00
J-12	66.00	94.50	0.14	28.50
J-12	106.50	109.50	0.51	3.00
J-13	1.60	16.50	0.71	14.90
J-13	16.50	37.50	0.97	21.00
J-13	37.50	57.00	0.20	19.50
J-13	57.00	63.00	0.45	6.00
J-13	63.00	85.50	0.16	22.50
J-14	40.50	70.70	0.17	30.20
J-14	79.50	97.50	0.10	18.00
J-14	120.00	153.00	0.22	33.00
J-14	153.00	156.00	0.62	3.00
J-14	156.00	159.00	0.29	3.00
J-14	159.00	169.50	0.15	10.50
J-15	0.20	3.00	0.35	2.80
J-15	3.00	69.00	0.17	66.00
J-15	87.00	115.50	0.16	28.50
J-15	115.50	118.50	0.60	3.00
J-16	0.00	14.00	0.45	14.00

DDH ID	From (m)	To (m)	V2O5 (%)	Interval (m)
J-16	14.00	30.50	0.83	16.50
J-16	30.50	38.00	0.48	7.50
J-16	38.00	45.50	0.20	7.50
J-16	51.50	56.00	0.12	4.50
J-16	56.00	60.50	0.49	4.50
J-16	60.50	63.50	0.18	3.00
J-17	2.00	6.50	0.19	4.50
J-17	6.50	11.00	0.42	4.50
J-17	11.00	23.00	0.93	12.00
J-17	23.00	39.50	0.19	16.50
J-17	39.50	45.50	0.48	6.00
J-17	45.50	62.00	0.16	16.50
J-18	1.50	6.50	0.37	5.00
J-18	6.50	20.00	0.21	13.50
J-18	20.00	24.50	0.54	4.50
J-19	36.50	62.00	0.19	25.50
J-19	81.90	86.00	0.34	4.10
J-19	86.00	113.00	0.13	27.00
J-19	113.00	117.50	0.62	4.50
J-20	0.50	8.00	0.30	7.50
J-20	8.00	27.50	0.50	19.50
J-20	27.50	42.50	0.23	15.00
J-20	50.00	53.00	0.13	3.00
J-20	53.00	57.50	0.48	4.50
J-20	57.50	78.50	0.16	21.00
J-21	6.5	11.00	0.32	4.50
J-21	11.00	26.00	0.73	15.00
J-21	26.00	39.50	0.18	13.50
J-21	39.50	44.00	0.5	4.50

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
J-21		44.00	59.00	0.16	15.00
J-22		117.50	153.50	0.31	36.00
J-22	incl.	141.50	146.00	0.54	4.50
J-22		153.50	164.00	0.66	10.50
J-22		164.00	170.00	0.12	6.00
J-22		170.00	174.50	0.42	4.50
J-23		2	42.50	0.15	40.50
J-23		93.5	113.00	0.16	19.50
J-23		113.00	117.50	0.54	4.50
J-23		117.50	121.80	0.21	4.30
J-24		0.7	3.5	0.22	2.80
J-24		3.5	14	0.34	10.50
J-24		14	27.5	0.21	13.50
J-24		38	41	0.17	3.00
J-24		41	47	0.54	6.00
J-24		47	69.5	0.16	22.50
J-25		2	12.5	0.33	10.50
J-25		23	33.5	0.23	10.50
J-26		27.50	41.00	0.35	13.50
J-26		41.00	53.00	0.74	12.00
J-26		53.00	59.00	0.41	6.00
J-26		59.00	90.50	0.18	31.50
J-26		90.50	117.50	0.40	27.00
J-26		117.50	122.00	0.16	4.50
J-26		134.00	162.50	0.15	28.50
J-26		162.50	168.50	0.51	6.00
J-27		125.00	138.50	0.24	13.50
J-27		138.50	162.50	0.53	24.00
J-27	incl.	138.50	144.50	0.63	6.00

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
J-27	incl.	144.50	150.50	0.32	6.00
J-27	incl.	150.50	159.50	0.65	9.00
J-27	incl.	159.50	162.50	0.42	3.00
J-27		162.50	170.00	0.17	7.50
J-27		170.00	176.25	0.32	6.25
J-27		176.25	186.50	0.19	10.25
J-27	incl.	183.50	186.50	0.42	3.00
J-MET-01		2.50	5.50	0.43	3.00
J-MET-01		5.50	59.50	1.12	54.00
J-MET-01		59.50	64.00	0.51	4.50
J-MET-01		64.00	74.50	0.18	10.50
J-MET-02		2.50	10.00	1.11	7.50
J-MET-02		10.00	16.00	0.51	6.00
J-MET-02		16.00	23.50	0.18	7.50
J-MET-02		23.50	41.50	0.70	18.00
J-MET-02		41.50	64.00	0.22	22.50
J-MET-02		76.00	83.50	0.36	7.50
J-MET-02		83.50	121.00	0.17	37.50
J-MET-02		121.00	124.00	0.93	3.00
J-MET-02		124.00	133.00	0.26	9.00
J-MET-03		1.50	27.00	0.45	25.50

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
J-MET-03		27.00	78.00	0.80	51.00
J-MET-03		78.00	88.50	0.46	10.50
J-MET-03		88.50	96.00	0.17	7.50
M-11		7.00	38.00	0.22	31.00
M-11		38.00	57.50	0.58	19.50
M-12		3.50	20.00	0.47	16.50
M-12	incl.	3.50	9.50	0.64	6.00
M-12	incl.	9.50	20.00	0.37	10.50
M-13		123.00	132.50	0.18	9.50
M-13		132.50	144.00	0.40	11.50
M-13		144.00	153.00	0.17	9.00
M-13		153.00	156.00	0.57	3.00
M-13		156.00	166.50	0.81	10.50
M-13		166.50	175.50	0.36	9.00
M-14		1.50	4.50	0.27	3.00
M-14		4.50	21.00	0.70	16.50
M-14		21.00	30.00	0.33	9.00
M-14		30.00	100.50	0.74	70.50
M-14	incl.	30.00	39.00	0.54	9.00
M-14	incl.	39.00	49.50	0.82	10.50
M-14	incl.	49.50	55.50	0.59	6.00
M-14	incl.	55.50	66.00	0.71	10.50
M-14	incl.	66.00	100.50	0.79	34.50
M-14		100.50	112.50	0.30	12.00
M-15		3.50	26.00	0.72	22.50
M-15	incl.	3.50	12.00	0.60	8.50
M-15	incl.	12.00	26.00	0.81	14.00

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
M-15		26.00	47.00	0.38	21.00
M-16		66.5	74.7	0.18	8.20
M-16		74.7	81.5	0.64	6.80
M-16		81.5	89	0.33	7.50
M-16		89.00	180.50	0.80	91.50
M-16		180.50	191.00	0.29	10.50
M-17		3.40	12.50	0.20	9.10
M-17		12.50	29.00	0.45	16.50
M-17		29.00	113.00	0.97	84.00
M-17	incl.	29.00	44.00	0.77	15.00
M-17	incl.	44.00	113.00	1.01	69.00
M-17	incl.	102.50	111.50	1.45	9.00
M-17		113.00	121.10	0.18	8.10
M-17		121.10	126.50	0.36	5.40
M-18		4.10	41.00	0.71	36.90
M-18	incl.	4.10	15.50	0.67	11.40
M-18	incl.	15.50	32.00	0.81	16.50
M-18	incl.	32.00	41.00	0.59	9.00
M-18		41.00	57.50	0.41	16.50
M-18	incl.	44.00	57.50	0.45	13.50
M-18		57.00	77.00	0.13	20.00
M-19		60.50	69.50	0.36	9.00
M-19		69.50	156.50	0.94	87.00
M-19	incl.	134.00	156.50	1.23	22.50
M-19		156.50	174.50	0.33	18.00
M-19		156.50	174.50	0.33	18.00
M-20		5.00	90.50	0.98	85.50
M-20	incl.	5.00	30.50	0.65	25.50
M-20	incl.	30.50	42.50	0.42	12.00

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
M-20	incl.	42.50	75.50	1.55	33.00
M-20	incl.	75.50	83.00	0.33	7.50
M-20	incl.	83.00	90.50	0.97	7.50
M-20		90.50	105.50	0.36	15.00
M-21		3.50	18.50	0.42	15.00
M-21		18.50	36.50	0.26	18.00
M-22		68.00	69.50	0.17	1.50
M-22		69.50	153.50	0.84	84.00
M-22	incl.	69.50	95.00	0.85	25.50
M-22	incl.	83.00	92.00	1.10	9.00
M-22	incl.	95.00	108.50	0.34	13.50
M-22	incl.	108.50	126.50	1.41	18.00
M-22	incl.	126.50	134.00	0.46	7.50
M-22	incl.	134.00	143.00	1.17	9.00
M-22	incl.	143.00	153.50	0.52	10.50
M-22		153.50	164.00	0.34	10.50
M-22		164.00	168.50	0.14	4.50
M-23		1.70	8.00	0.34	6.30
M-23		8.00	30.50	0.73	22.50
M-23		30.50	38.00	0.30	7.50
M-23		38.00	68.70	0.45	30.70
M-23		68.70	77.00	0.95	8.30
M-23		77.00	95.00	0.40	18.00
M-24		12.50	35.00	0.31	22.50
M-25		108.50	111.50	0.33	3.00
M-25		111.50	123.50	0.80	12.00
M-25		123.50	137.00	0.61	13.50
M-26		48.50	77.00	0.82	28.50
M-26	incl.	48.50	54.30	0.54	5.80

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
M-26	incl.	54.30	74.00	0.94	19.70
M-26	incl.	74.00	77.00	0.55	3.00
M-26		77.00	110.00	0.33	33.00
M-26		110.00	114.50	0.68	4.50
M-26		114.50	132.50	0.30	18.00
M-27		2.00	14.00	0.70	12.00
M-27		14.00	35.00	0.35	21.00
M-37		132.50	233.00	0.86	100.50
M-37	incl.	132.50	141.50	0.60	9.00
M-37	incl.	141.50	159.50	0.90	18.00
M-37	incl.	159.50	164.00	0.58	4.50
M-37	incl.	164.00	219.50	0.98	55.50
M-37	incl.	192.50	215.00	1.11	22.50
M-37	incl.	219.50	224.00	0.46	4.50
M-37	incl.	224.00	227.00	1.04	3.00
M-37	incl.	227.00	233.00	0.46	6.00
M-38		198.50	215.00	0.19	16.50
M-38		215.00	237.50	0.85	22.50
M-38		237.50	245.00	0.26	7.50
M-39		132.50	135.50	0.15	3.00
M-39		135.50	141.50	0.56	6.00
M-39		141.50	147.50	0.29	6.00
M-39		200.00	208.80	0.17	8.80
M-39		208.50	212.00	0.37	3.50
M-39		212.00	215.00	0.68	3.00
M-39		215.00	224.00	0.40	9.00
M-39		224.00	229.50	0.09	5.50
M-39		229.50	249.50	0.79	20.00
M-39	incl.	229.50	233.00	0.62	3.50

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
M-39	incl.	233.00	249.50	0.84	16.50
M-39	incl.	233.00	237.50	0.99	4.50
M-39	incl.	237.50	240.50	0.42	3.00
M-39	incl.	240.50	249.50	0.90	9.00
M-39		249.50	258.50	0.28	9.00
M-40		215.00	218.00	0.83	3.00
M-40		218.00	224.00	0.35	6.00
M-41		104.00	117.50	0.27	13.50
M-41		117.50	212.00	0.87	94.50
M-41	incl.	153.50	161.00	1.06	7.50
M-41	incl.	188.00	210.00	1.05	22.00
M-41		212.00	216.50	0.41	4.50
M-41		216.50	219.50	0.98	3.00
M-41		219.50	224.00	0.41	4.50
M-42		182.00	190.00	0.38	8.00
M-42		195.50	206.00	0.23	10.50
M-42		206.00	291.50	0.71	85.50
M-42		291.50	294.50	0.30	3.00

Composited Vanadium Mineralization in 2010 Drill Holes

Drill hole results from the exploration program completed through July 2010 are as follows:

Summary of drill hole assays for 2010 drill program:

INTERVAL					INCLUDING
Hole ID	V205 Grade	From (m)	To (m)	Interval (m)	V205	From (m)	To (m)	Interval (m)
K-01	0.559	92	95	3	-	-	-	-
K-01	0.523	99.5	113	13.5	-	-	-	-
K-01	0.59	140	155	15	0.647	143	152	9
K-02	0.522	180.5	204.5	24	0.645	185	192.5	7.5

INTERVAL					INCLUDING
Hole ID	V205 Grade	From (m)	To (m)	Interval (m)	V205	From (m)	To (m)	Interval (m)
K-03	0.616	93.5	135.56	42.06	-	-	-	-
K-03	0.628	138.5	150.5	12	0.74	140	144.5	4.5
K-04	0.514	141.5	189.5	48	0.612	149	159.77	10.77
K-04	-	-	-	-	0.683	164.18	167	2.82
K-05	0.588	45.5	104	58.5	0.61	48.5	89	40.5
K-06	0.577	108.5	139.75	31.25	0.611	113	134	21
K-06	0.519	189.52	194	4.48	-	-	-	-
K-07	0.58	161	258.5	97.5	0.714	174.5	213.5	39
K-08	0.527	92.26	100.5	8.24	-	-	-	-
K-09	0.555	132.5	230	97.5	0.606	144.5	195.5	51
K-09	-	-	-	-	0.643	203	230	27
K-13	0.562	125	181.47	56.47	0.606	135.5	181.47	45.97
M-05	0.572	50	90.5	40.5	0.705	51.5	62	10.5
M-05	-	-	-	-	0.661	78.5	90.5	12
M-44	0.686	75.5	87.5	12	0.974	80	83	3
M-48	0.692	50	62	12	0.864	51.5	59	7.5
M-49	0.734	192.5	200	7.5	1.036	194	197	3
M-53	0.711	71	86	15	0.946	72.5	80	7.5
M-53	0.616	99.5	102.5	3	-	-	-	-
M-54	0.528	134	147.5	13.5	0.749	134	137	3
M-55	0.602	102.5	108.5	6	0.88	104	107	3
M-55	0.548	116	137	21	-	-	-	-
M-55	0.521	147.5	155	7.5	-	-	-	-
M-56	0.726	163.5	178.5	15	0.801	168	177	9
M-56	0.711	180	244.5	64.5	0.983	223.5	234	10.5
M-57	0.621	24.5	63.5	39	0.948	44	48.5	4.5

INTERVAL					INCLUDING
Hole ID	V205 Grade	From (m)	To (m)	Interval (m)	V205	From (m)	To (m)	Interval (m)
M-58	0.783	161	185	24	0.945	171.5	180.5	9
M-59	0.844	81.5	102.5	21	0.981	90.5	101	10.5
M-60	0.751	210.5	219.5	9	-	-	-	-
M-60	0.773	231.5	236	4.5	-	-	-	-
M-62	0.706	51.5	84.5	33	0.991	65	69.5	4.5
M-62	-	-	-	-	1.057	80	83	3
M-65	0.736	50	60.5	10.5	-	-	-	-
M-65	0.531	101	108.5	7.5	-	-	-	-
M-71	0.725	188	273.5	85.5	0.923	192.5	198.5	6
M-71	-	-	-	-	1.2	221	234.5	13.5
M-71	-	-	-	-	0.922	245.64	260	14.36
M-72	0.594	53	66.5	13.5	0.838	54.5	59	4.5
M-73	0.611	51.5	63.5	12	0.714	53	60.5	7.5
M-74	0.667	51.5	66.5	15	0.874	53	60.5	7.5
M-74	0.505	95	101	6	-	-	-	-
M-75	0.516	30.17	33.5	3.33	-	-	-	-
M-75	0.618	45.5	77	31.5	0.922	54.5	66.5	12
M-76	0.53	54.5	69.5	15	-	-	-	-
M-82	0.533	119	126.5	7.5	-	-	-	-
M-83	0.66	45.5	71	25.5	1.073	56	63.5	7.5
M-84	0.564	149.75	162.5	12.75	-	-	-	-
M-85	0.609	96.5	108.5	12	-	-	-	-
M-85	0.657	113	131	18	0.859	122	126.5	4.5
M-86	0.65	155	191	36	-	-	-	-
M-87	0.749	185	283.5	98.5	0.801	195.5	270.5	75
M-88	0.64	206	249.5	43.5	0.731	221	245	24

INTERVAL					INCLUDING
Hole ID	V205 Grade	From (m)	To (m)	Interval (m)	V205	From (m)	To (m)	Interval (m)
M-88	0.608	266	276.5	10.5	-	-	-	-
M-88	0.688	284	306.5	22.5	0.823	297.5	305	7.5
M-89	0.846	240.4	312.5	72.1	0.912	252.5	294.5	42
M-89	-	-	-	-	1.043	306.5	311	4.5
M-91a	0.875	243.5	303.5	60	0.939	282.5	303.5	21
MM-01	0.911	2.5	156.5	154	1.166	71	155	84
MM-01	-	-	-	-	1.343	74	86	12
MM-01	-	-	-	-	1.327	102.5	126.5	24

All drill core assays have been received, and PEG Mining Consultants Inc. was retained to undertake a resource calculation for the Manga and Jaky Zones.

Metallurgy

Generally, the following observations can be made on the property, based on certain metallurgical testing:

•

High free acid levels of 100 g/L H2SO4 led to higher V extraction in both samples than the test performed under 20 g/L H2SO4 conditions.

•

The tests performed with 100 g/L FA concentrations seem to continue leaching at 24 hrs (based on increasing extraction and decreasing residue assays.

•

Overall extraction of vanadium from the silicate sample is higher (78.2%) than from the oxide sample (69.9%).

•

Despite the higher extraction of vanadium from the silicate samples, acid consumption (using the 100 g/L series of tests) is generally lower with the silicate sample (179 kg/t) than with the oxide sample (250 kg/t). This can be attributed to higher co-extraction of acid consuming elements such as aluminum, magnesium and manganese.

•

It was observed that a precipitate formed in the filtrate of the Silicate Composite leaches if the pulp was filtered hot. These filtrate samples were filtered again and the precipitate from all of the filtrate samples was combined to be analysed. At 23% Ca this precipitate is presumed to be mainly gypsum.

Vanadium Extraction vs Time

Further metallurgical analysis was initiated in December 2009. A 250kg sample of mineralization from the Jaky Zone has been sent to Mintek Laboratories in South Africa for additional metallurgical test work. The results of this work should be available in the second quarter of 2010. Another 200kg sample of higher-grade mineralization was collected from the Manga Zone.

Current metallurgical work is aimed at upgrading the V2O5 content of the mineralization before subjecting it to acid leaching. A significant decrease in acid consumption is expected.

Future Programs

The property merits an exploration program consisting of exploratory and infill diamond drilling over vanadium-bearing zones identified by diamond drilling and trenching completed in 2008, 2009 and 2010. The goal of the program is to establish a NI 43-101 compliant vanadium resource in the Jaky, Manga and Mainty Zones at a minimum, and to continue exploration on other less well-developed target areas mainly the Fondrana and Maitso Zones. A 2,000 meter, 12-hole drill program will employ one Boart Longyear diamond drill to verify additional mineralized zones previously confirmed through trenching and/or prospecting.

The Company’s NI 43-101 compliant resource estimate confirmed that a significant amount of vanadium has been discovered in two mineralized zones that account for a very small portion (1.35 kilometers) of the overall 18-kilometer trend of continuous vanadium mineralization.

The Manga zone has a high-grade core with vanadium values assaying as high as 1.2% V2O5 and is open along strike to the south and at depth. In just 500 meters of strike-length drilled to date, the Manga zone accounts for 77% of the total resource estimate.

To date, 131 diamond drill holes and 151 trenches, totaling 38,643 meters have been completed on the property. Assay results for the 2010 exploration program have been received, and the Company hopes to complete a NI 43-101 compliant preliminary economic assessment (scoping) study by the end of 2010.

The economic potential of the property rests upon the ability to extract vanadium using reasonable, potentially economic parameters. We are carrying out further larger sample tests and more complete mineralogy and metallurgical testing of vanadium ores to establish the technological and economic parameters of vanadium processing. The goal of this work is to identify a potentially economic processing method to extract vanadium from both the vanadium silicate and vanadium oxide types, which are known to exist on the property.

The expected cost of the recommended program through December 31, 2010 is $1,000,000.

Sagar Property, Quebec

Taiga Consultants Limited executed exploration programs on the Company’s behalf in 2007.  Both programs utilized a refurbished exploration camp on the east shore of Lake Mistamisk, with helicopter support from Expedition Helicopters Inc.  The objective of both programs was to identify the source of the Mistamisk Boulder Field mineralization.  During the course of exploration activities, 46 diamond drill holes (DDH) over 5,610 meters, and 164 reverse circulation (RC) holes over 2,625 meters were drilled.  The RC holes were pattern drilled to try and establish a glacial transportation vector for the boulder field mineralization, while the DDH’s were drilled to test geophysical anomalies on the Sagar Property.  In addition to drilling, other exploration activities included prospecting of airborne geophysical targets, grid emplacement, ground magnetometer surveying, characterization of the lithogeochemical signature of Mistamisk boulders, and soil sampling.

Future Programs

In light of empirical observations collected during the course of 2007 exploration activities, other targets have been identified which could prove to be volumetrically more significant than the source of the Mistamisk Boulder Field.  In order of priority, management believes future exploration on the Sagar Property should focus on the discovery of:

1.

Gold and uranium mineralization at redox boundaries along major faults. This work should focus on the intersection between the Romanet fault and the reducing lithologies of the Dunphy and Lace Lake formations.

2.

Unconformity associated polymetallic uranium-style mineralization at the Archean basement contact.  The ‘Kilo’ soil anomaly should be targeted for this exploration due to the anomalous soil, RC, and DDH geochemistry, as well as the numerous coincident geophysical anomalies.

3.

Iron-Oxide Copper Gold (IOCG) mineralization.  This work should focus on the east-west structure bisecting the Romanet Horst.  In particular, the area to the south-west of the Lac Plisse showing should be drill tested as it has coincident gravity and magnetic highs, and has an anomalous IOCG-related geochemical signature for RC, soil, and water geochemical data. Additionally, the DDH geochemistry and alteration mineralogy observed from holes in the ‘Alpha’ soil target area should be re-examined in the context of IOCG mineralization.

4.

Source mineralization for the Mistamisk Boulder Field. The anomalous Alpha, Delta, and Kilo soil targets, as well as A, B, and E RC targets identified during the course of the 2007 exploration program should be examined to ascertain the source mineralization for the Mistamisk Boulder Field.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common shares, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of September 27, 2010, there were 110,511,024 common shares issued and outstanding and 45,509,667 common shares subject to outstanding options and warrants to purchase, or securities convertible into, our common shares. We have agreed to register 46,373,334 common shares for sale by the selling shareholders under the registration statement.

Our common shares are quoted on the OTCBB under the symbol “ENZR", the TSX-V under the symbol “EGZ" and the Frankfurt Stock Exchange under the symbol “YE5". On October 26, 2010 the last reported sale price for our common shares on the OTCBB and TSX-V was US$0.31 and CDN$0.31 per share, respectively. The following table sets forth the high and low closing sale prices for one common share for the fiscal quarters indicated as reported on the OTCBB and TSX-V. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	OTCBB (US$)		TSX-V1 (CDN$)
Period	High	Low	High	Low
Fiscal year ended June 30, 2011
First quarter ended September 30, 2010	$0.33	$0.19	$0.34	$0.18
Second quarter ended December 31, 2010 (through October 26, 2010)	$0.35	$0.20	$0.34	$0.20
Fiscal year ended June 30, 2010
First quarter ended September 30, 2009	$0.70	$0.14	N/A	N/A
Second quarter ended December 31, 2009	$0.68	$0.38	N/A	N/A
Third quarter ended March 31, 2010	$0.48	$0.28	N/A	N/A
Fourth quarter ended June 30, 2010	$0.56	$0.25	$0.49	$0.22
Fiscal year ended June 30, 2009
First quarter ended September 30, 2008	$0.15	$0.04	N/A	N/A
Second quarter ended December 31, 2008	$0.10	$0.02	N/A	N/A
Third quarter ended March 31, 2009	$0.12	$0.04	N/A	N/A
Fiscal year ended June 30, 2008
First quarter ended September 30, 2007	$0.65	$0.29	N/A	N/A
Second quarter ended December 31, 2007	$0.44	$0.18	N/A	N/A
Third quarter ended March 31, 2008	$0.23	$0.12	N/A	N/A
Fourth quarter ended June 30, 2008	$0.17	$0.10	N/A	N/A
Fourth quarter ended June 30, 2009	$0.27	$0.05	N/A	N/A

1 Our common shares commenced trading on the TSX-V on May 5, 2010.

Holders

As of September 23, 2010, there were approximately 106 holders of record of common shares.

Dividends

We have never declared any cash dividends with respect to our common shares. Future payment of dividends is within the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common shares, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A") should be read in conjunction with the financial statements included herein. Further, this MD&A should be read in conjunction with the Company’s Financial Statements and Notes to Financial Statements included in its Annual Report  on Form 10-K  for the years ended June 30, 2010  and June 30, 2009.

The Company's financial statements have been prepared in accordance with United States generally accepted accounting principles.  We urge you to carefully consider the information set forth in this Prospectus under the heading “Special Note Regarding Forward-Looking Statements" and “Risk Factors".

Cautionary Note

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

- our ability to raise additional funding;

- the market price for gold;

- the market price for uranium;

- the market price for vanadium;

- the results of our proposed exploration programs on our mineral properties; and

- our ability to find joint venture partners for the development of our property interests.

Any future equity financing will cause existing shareholders to experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities in the resource sector. Any business opportunity would require our management to perform diligence on possible acquisition of additional resource properties. Such due diligence would likely include purchase investigation costs such as professional fees by consulting geologists, preparation of geological reports on the properties, conducting title searches and travel costs for site visits. It is anticipated that such costs will not be sufficient to acquire any resource property and additional funds will be required to close any possible acquisition.

During this period, we will need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. In the event no other such opportunities are available and we cannot raise additional capital to sustain operations, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Plan of Operation

Our plan of operations for the period until the end of the calendar year ending December 31, 2010 (to the end of the Company’s second quarter 2011) is to complete the following objectives within the time periods specified, subject to our obtaining the necessary funding and/or permits for continued exploration of the mineral properties. The following table, although subject to revision and although assurances can be provided that the objectives will be reached, summarizes the anticipated exploration expenditures on our current properties for the period until December 31, 2010.

Estimated Exploration Budget

We expect to incur approximately $1,000,000 on exploration up to December 31, 2010 and approximately $20,000 on other projects.

Future Programs

The property merits an ambitious exploration program consisting of exploratory and infill diamond drilling over vanadium-bearing zones identified by diamond drilling and trenching completed in 2008 and 2009. The goal of the program is to establish a compliant vanadium resource in the Jaky, Manga and Mainty Zones at a minimum, and to continue exploration on other less well-developed target areas mainly the Fondrana and Maitso Zones. A 7,000 meter, 35-hole drill program will employ two Boart Longyear diamond drills and will include a number of step-out drill holes along the main vanadium trend to verify additional mineralized zones previously confirmed through trenching.

The Company’s NI 43-101 compliant resource estimate confirmed that a significant amount of vanadium has been discovered in two mineralized zones that account for a very small portion (1.35 kilometers) of the overall 21-kilometer trend of continuous vanadium mineralization.

The Manga zone has a high-grade core with vanadium values assaying as high as 1.2% V2O5 and is open along strike to the south and at depth. In just 500 meters of strike-length drilled to date, the Manga zone accounts for 77% of the total resource estimate.

To date, 131 diamond drill holes and 151 trenches, totaling 38,643 meters have been completed on the Green Giant Property. Our management expects, but cannot guarantee, to complete a NI 43-101 compliant preliminary economic assessment (scoping) study by the end of this fiscal year.

The economic potential of the property rests upon the ability to extract vanadium using reasonable, potentially economic parameters. We are carrying out further larger sample tests and more complete mineralogy and metallurgical testing of vanadium ores to establish the technological and economic parameters of vanadium processing. The goal of this work is to identify a potentially economic processing method to extract vanadium from both the vanadium silicate and vanadium oxide types, which are known to exist on the property.

RESULTS OF OPERATIONS

The Company had no operating revenues from inception on March 1, 2004 through to the period ended June 30, 2010. The Company’s activities have been financed from the proceeds of share subscriptions.  From inception, on March 1, 2004, to June 30, 2010, the Company raised net aggregate proceeds of $24,030,397 from private offerings of its securities.

For the period from inception, March 1, 2004, to June 30, 2010, the Company incurred a loss before income taxes of $47,200,285. Expenses included $24,084,241 in mineral property and exploration costs. These costs charged to operations were for the acquisition of the Madagascar properties, Sagar properties in Canada and other abandoned properties.  This amount includes ancillary costs related to the mineral properties.  The Company also incurred $2,449,499 in professional fees since inception.  In addition, since inception, the Company has recorded general and administrative expenses of $3,495,720, stock based compensation valued at $18,799,853, a foreign exchange translation gain of $745,427, donated services and expenses of $18,750 and total other income (including interest) of $948,714.

Management anticipates spending approximately $250,000 to $300,000 in ongoing general and administrative expenses per quarter for the next twelve months.  These general and administrative expenses are primarily costs relating to running the office and include things like marketing expenses, transfer agent fees, rent and other general office expenses.   However, the overall general and administration expenses will vary in direct proportion with the level of activity relating to future acquisitions and exploration programs.

Results of Operations for the Year Ended June 30, 2010 as Compared to the Year Ended June 30, 2009

During the fiscal year ended June 30, 2010, the Company incurred a net loss of $10,708,589 compared to a net loss of $3,255,471 for the same period in the prior year.  The increase in net loss was primarily attributable to increased exploration expenditures on the Company’s Madagascar properties, acquisition of the Company’s remaining 25% of the Green Giant Project in Madagascar and increased professional and administration expenses in connection with the Company’s increased exploration and financing activities, all as further described below.

Exploration expenditures increased by $3,122,139 from $2,287,585 in fiscal 2009 to $5,409,724 in fiscal 2010, due mainly to the commencement of drilling programs on the Company’s Madagascar properties.

As the Company is in the exploratory stage, all expenses incurred for acquisition of mineral properties and exploration purposes were expensed to the Company’s consolidated statement of operations and not capitalized in the consolidated balance sheet.  During the fiscal year ended June 30, 2010, the Company acquired the remaining 25% of the Green Giant Project in Madagascar for $100,000.

Professional fees for fiscal 2010 were $879,224, as compared to $361,628 for fiscal 2009.  This increase is the result of increased exploration activities and the corresponding support costs associated with drilling.  In addition, the Company incurred significant legal and consulting fees relating to its listing on the TSX-V and preparation and filing of the Company’s registration statement on Form S-1.

General administrative expenses were $1,010,438 in fiscal 2010 as compared to $495,585 in fiscal 2009.  The two primary drivers of this increase were: (1) administrative costs increased as exploration activities increased; and (2) during the credit crisis which occurred in fiscal 2009 the Company temporarily scaled down exploration activities.

The Company recorded a gain on foreign exchange totaling $238,831 during fiscal 2010 compared to a loss of $120,435 during fiscal 2009.  The gain or loss in foreign exchange is primarily due to the strengthening or weakening of the Canadian dollar compared to the Company’s reporting currency of the United States Dollar.  At certain points during both fiscal years, the Company held a sizable amount of funds in Canadian currency.

During the fiscal year ended December 31, 2010, the Company granted 2,125,000 (2009: 3,075,000) common shares at the prevailing market price on the grant date, 5,585,000 (2009: Nil) stock options and 250,000 (2009: Nil) warrants to directors, officers and consultants.  The value of the stock options and warrants was determined by using the Black-Scholes model for options pricing.

The Company expensed $8,889 in amortization in fiscal 2010 as compared to $12,978 in fiscal 2009.  The decrease is due to a disposition of certain equipment during the latter part of fiscal 2009.

During fiscal 2010, the Company earned interest of $9,997 as compared $51,007 in fiscal 2009.  In addition, during fiscal 2009 the Company earned $121,113 through rental of camp facilities to a third party.  During fiscal 2010 the Company had no income tax recovery as compared to $513,872 in 2009 that resulted from qualifying expenditures incurred in Canada.

Liquidity and Capital Resources

As at June 30, 2010, we had cash on hand of $2,505,480 and a working capital of $2,434,546.  The Company’s business has been funded to date through the sale of its common shares.

From time to time we hold a significant portion of cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in both translation gains and losses in US dollar terms.  If there was to be a significant decline in the Canadian dollar versus the US Dollar the US dollar cash position would also significantly decline.  We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.  Such foreign exchange declines could cause us to experience losses.

There are no assurances that we will be able to achieve further sales of common shares or any other form of additional financing. If our company is unable to achieve the financing necessary to continue the plan of operations, then we will not be able to continue our exploration and our venture will fail.

We expect to have sufficient working capital to fund our operations for the next two to three quarters.

Capital Financing

From inception to June 30, 2004, we raised $59,750 through the issuance of 9,585,000 common shares.

For the year ended June 30, 2005, we did not raise any new financing.

For the year ended June 30, 2006, we raised $795,250 through the issuance of 2,750,000 common shares and 2,265,000 common share purchase warrants.

For the year ended June 30, 2007, we raised $17,300,000 through the issuance of 34,600,000 common shares and 29,000,250 common share purchase warrants.

For the year ended June 30, 2008, we did not raise any new financing.

For the year ended June 30, 2009, we raised $680,000 through the issuance of 6,800,000 common shares and 3,400,000 common share purchase warrants.

For the year ended June 30, 2010, we raised $6,500,000 through the issuance of 21,666,667 common shares and 21,666,667 common share purchase warrants.

We anticipate that additional funding will be in the form of equity financing from the sale of our common shares. However, our company cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of common shares for additional phases of exploration. Our management believes that debt financing will not be an alternative for funding additional phases of exploration. We do not have any arrangements in place for any future equity financing.

Issuances of Securities

We have funded our business to date from sales of our common shares. On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of $2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or TSX-V at any time after December 15, 2010, provided the registration statement has been declared and remains effective.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights.  If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares do not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which may be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights. If the registration statement has not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings will be entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement has not been declared effective until December 15, 2011, such that the maximum number of common shares which may be issued pursuant to filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited, we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee will have the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it holds 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 10% of our issued and outstanding common shares, Dundee will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Consolidated Thompson will have the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it holds 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 5% of our issued and outstanding common shares, Consolidated Thompson will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the “Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for its services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents’ counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitles the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012.

The registration statement registers an aggregate of 46,373,334 common shares of which (i) 22,066,667 common shares are currently outstanding and (ii) 24,306,667 common shares are acquirable upon the exercise of the common share purchase warrants and broker warrants issued in connection with the brokered and non-brokered offerings at the exercise prices and exercise periods described above.

We offered and sold the securities in the brokered and non-brokered offerings outside the United States in compliance with Rule 903 of Regulation S under the Securities Act of 1933. Each purchaser of such securities has represented to us that it is not a “U.S. person", as defined under Regulation S (a “U.S. Person"), and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

Between June 15, 2009 and June 30, 2009, the Company closed a private placement (the “2009 Private Placement") comprised of 6,800,000 units for gross proceeds of $680,000. Each unit consists of one common share and one-half of one common share purchase warrant. Each warrant is exercisable at $0.20 per share for a period of two years from date of issuance (resulting in expiry dates between June 15, 2011 and June 30, 2011). In connection with the 2009 Private Placement, we paid an aggregate of 408,000 common shares and 408,000 broker warrants valued at $0.10 per unit as commission to Jacob Securities and Power One Capital. Jacob Securities received 273,000 common shares and 273,000 broker warrants, and Power One Capital received 135,000 common shares and 135,000 broker warrants. Each broker warrant is exercisable at $0.10 per share until June 30, 2011. We offered and sold the securities in the 2009 Private Placement outside the United States in compliance with Rule 903 of Regulation S under the Securities Act (“Regulation S"). Each purchaser of securities in the 2009 Private Placement has represented to the Company that it is not a “U.S. person", as defined under Regulation S (a “U.S. Person"), and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

On January 27, 2009, we issued 2,500,000 common shares to directors, officers and consultants as compensation for services rendered at a fair value of $250,000. The shares were valued at an estimated fair market value of $0.10 per share based on the prevailing quoted market price on the date of issue. The shares were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On April 21, 2009, we issued 1,600,000 common shares to directors, officers and consultants as compensation for services rendered at a fair value of $128,000. The shares were valued at an estimated fair market value of $0.08 per share based on the prevailing quoted market price on the date of issue. The shares were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation S under the Securities Act of 1933.

On June 24, 2009, we issued 750,000 common shares and 375,000 common share purchase warrants valued at $131,924 to a new director and to a special advisory member to our board of directors as incentive bonus for their current and future services. The common share purchase warrants issued are exercisable at $0.20 for a period of two years from the date of issuance. The securities were issued in reliance on the exemption for sales of securities not involving a public offering as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and Section 4(6) of the Securities Act.

On August 17, 2009, we issued 2,250,000 common shares to directors, officers and consultants as 2009 Bonus Compensation Shares for their services to our company. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder, and Regulation S under the Securities Act of 1933. Subsequent to the issuance, we cancelled 250,000 common shares issued to a consultant.

On October 5, 2009, we issued 500,000 common shares and 250,000 common share purchase warrants valued at $113,125 to a director as incentive bonus compensation. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation S under the Securities Act of 1933.

On November 13, 2007, the Company issued 561,388 common shares with respect to the exercise of 2,010,000 "cashless" warrants. The shares were issued in reliance on exemptions from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

On August 22, 2007, the Company entered into a joint venture agreement with Madagascar Minerals and Resources sarl ("Madagascar Minerals"), a company incorporated under the laws of Madagascar. The joint venture was established with the Company owning a 75% undivided interest and Madagascar Minerals the remaining 25% interest. The consideration paid to Madagascar Minerals to acquire the 75% stake in the joint venture consisted of a signing fee of $15,000, a payment of $750,000, and the issuance of 1,250,000 common shares and 500,000 share purchase warrants of the Company all within 30 days of the properties vesting in the joint venture. Each share purchase warrant is exercisable at $1.00 per share for a period of 2 years from the date of issuance. On December 10, 2007, the Company issued 1,250,000 common shares valued at $375,000 based on the prevailing quoted market price of $0.30 per share and 500,000 share purchase warrants valued at $60,560 using the Black-Scholes pricing formula. Accordingly the Company recognized an impairment loss of $1,200,560, as it has not yet been determined whether there are proven or probable reserves on the property. The securities were issued in reliance on exemptions from registration pursuant to Regulation S under the Securities Act of 1933.

On December 21, 2007, the Company issued 2,975,000 common shares to directors, officers and consultants   as compensation for services rendered at a fair value of $595,000.  The shares were valued at an estimated fair market value of $0.20 per share based on the prevailing quoted market price on the date of issue. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

We anticipate that additional funding will be in the form of equity financing from the sale of our common shares. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common shares for additional phases of exploration. We believe that debt financing will not be an alternative for funding additional phases of exploration. We do not have any arrangements in place for any future equity financing.

There are no assurances that we will be able to achieve further sales of our common shares or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration and our venture will fail.

Foreign exchange matters

From time to time we hold a significant portion of our cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in either translation gains or losses in US dollar terms. If there was to be a significant decline in the Canadian dollar versus the US Dollar our US dollar cash position would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. Such foreign exchange declines could cause us to experience losses.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

CRITICAL ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Mineral Property Costs

The Company has been in the exploration stage since its inception on March 1, 2004, and has not yet realized any revenues from its mineral operations.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in ASC Topic-930, "Whether Mineral Rights Are Tangible or Intangible Assets".  The Company assesses the carrying costs for impairment under ASC Topic-360, at each fiscal quarter end.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized.  Such costs will be amortized using the units of production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Financial Instruments

The fair value of cash and cash equivalents, amounts receivable, marketable securities  and accounts payable were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The Company's exploration operations are in Canada and Madagascar, which result in exposure to market risks from changes in foreign currency rates.  Financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC Topic-830, "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the Statement of Operations.  Foreign currency transactions are primarily undertaken in Canadian dollars and Malagasy Aviary.

Stock Based Compensation

The Company adopted the fair value recognition provisions of ASC Topic-718, using the modified retrospective transition method.  The Company had not issued any stock options or share based payments prior to January 1, 2006.  Accordingly, there was no effect on the Company's reported loss from operations, cash flows or loss per share as a result of adopting ASC Topic-718.

RECENT ACCOUNTING PRONOUNCEMENTS

FASB Accounting Standards Codification — Effective for interim and annual periods ending after September 15, 2009, the FASB has defined a new hierarchy for U.S. GAAP and established the FASB Accounting Standards Codification (ASC) as the sole source for authoritative guidance to be applied by nongovernmental entities. The adoption of the ASC changes the manner in which U.S. GAAP guidance is referenced, but it does not have any impact on the Company’s Balance Sheet or Statement of Operations.

Beginning July 1, 2008, the Company partially applied FAS 157 (ASC Topic–820) as allowed by FASB Staff Position ("FSP") 157-2, (ASC Topic–820-10) which delayed the effective date of ASC Topic–820 for nonfinancial assets and liabilities.  As of July 1, 2008 the Company has applied the provisions of ASC Topic–820 to its financial instruments and the impact was not material.  The Company adopted ASC Topic–820 to its non-financial assets and liabilities. The adoption did not have a material impact on the financial statements.

The Company primarily applies the market approach for recurring fair value measurements and utilizes the best available information.  Accordingly, the Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company is able to classify fair value balances based on the observability of those inputs.

ASC Topic–820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy defined by ASC Topic-820 are as follows:

Level 1

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.  Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities.

Level 2

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.  Level 2 includes those financial instruments that are valued using models or other valuation methodologies.  These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.  Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements.

Level 3

Pricing inputs include significant inputs that are generally less observable from objective sources.  These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs.  At each balance sheet date, the Company performs an analysis of all instruments subject to ASC Topic–820 and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

As of June 30, 2010, all of marketable securities owned by the Company were level 1 within the fair value hierarchy.

The Company adopted ASC Topic-855, “Subsequent Events," which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The adoption of the ASC Topic-855 on June 30, 2010 did not have a material impact in these financial statements.

No other accounting standards or interpretations issued recently are expected to a have a material impact on the Company's consolidated financial position, operations or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each executive officer and director the Company as at October 28, 2010.

Name	Age	Position
J.A. Kirk McKinnon	66	Chief Executive Officer, Chairman and Director
Julie A. Lee Harrs	44	President, Chief Operating Officer and Director
Richard E. Schler	57	Vice-President, Chief Financial Officer and Director
Craig Scherba	37	Vice President, Exploration and Director
John Sanderson	75	Vice Chairman and Director
V. Peter Harder	57	Director
Quentin Yarie	45	Director
Richard Quesnel	54	Director

Directors of the Company hold their offices until the next annual meeting of the Company’s shareholders and until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Executive officers of the Company are elected by the board of directors to serve until their successors are elected and qualified. There are no family relationships between any director or executive officer of the Company.

J.A. Kirk McKinnon (Brampton, Canada)

Mr. McKinnon has served as the Company’s Chairman and Chief Executive Officer since October 1, 2009 and a director since April 2006. Mr. McKinnon has also served as the Company’s President and Chief Executive Officer from April 2006 to September 30, 2009. He brings over 25 years of senior management experience to the Company.  Mr. McKinnon is currently President and CEO of MacDonald Mines Exploration Ltd., Red Pine Exploration Inc.  and Honey Badger Exploration Inc., all of which are resource exploration companies trading on the TSX-V headquartered in Toronto, Canada. Previously, Mr. McKinnon held senior management positions with several high profile Canadian corporations, including Nestle Canada. Mr. McKinnon is well-versed in business management and he has been very successful in raising funds in the capital markets. Mr. McKinnon’s qualifications to serve as a director of the Company include his over 25 years of senior management experience.

Julie A. Lee Harrs LL.B (Toronto, Canada)

Ms. Lee Harrs was appointed President and Chief Operating Officer and a director of the Company effective September 29, 2009. Ms. Lee Harrs was Senior Vice President, General Counsel and Corporate Secretary of Sherritt International Corporation (TSX: S) from April 2006 to October 2008 and Associate General Counsel and Assistant Secretary of Inco Limited (now part of NYSE: VALE) from March 2000 through January 2005. Before joining these mining companies, Ms. Lee Harrs was a corporate lawyer with Blakes, a national law firm in Canada. Ms. Lee Harrs received her B.A. (Honours) in Economics from McGill University in Montreal, Canada and her LL.B. from the University of Ottawa in Ottawa, Canada. Ms. Lee Harrs’ qualifications to serve as a director of the Company include her many years of senior management and legal experience.

Richard E. Schler, MBA (Toronto, Canada)

Mr. Schler has served as the Company’s Vice President and Chief Financial Officer since October 1, 2009 and a director since April 2006. Mr. Schler was the Company’s Chief Operating Officer and Chief Financial Officer from February 2009 to September 30, 2009 and served as the Company’s Vice President and Chief Financial Officer from April 2006 to January 2009. He is also currently serving as Chief Operating Officer and Chief Financial Officer of MacDonald Mines Exploration Ltd., Red Pine Exploration Inc. and Honey Badger Exploration Inc., all of which are resource exploration companies trading on the TSX-V headquartered in Toronto, Canada. Before joining these companies, Mr. Schler held various senior management positions with noted corporations. He also has over 25 years of experience in the manufacturing sector. Mr. Schler is very experienced in financial management and business operations. Together with Mr. McKinnon, they have been very successful in raising funds in the capital markets. Mr. Schler’s qualifications to serve as a director of the Company include his many years of financial management and business operations experience.

Craig Scherba, P.Geol. (Calgary, Canada)

Mr. Scherba was appointed Vice President, Exploration and a director of the Company effective January 1, 2010.  Mr. Scherba has been a professional geologist with Taiga Consultants Ltd. (“Taiga"), a mining exploration consulting company, since March 2003, and has been a managing partner of Taiga since January 2006. Mr. Scherba has been a geologist since 2000, and his expertise includes supervising large Canadian and international exploration. Mr. Scherba was an integral member of the exploration team that developed Nevsun Resources’ high grade gold, copper and zinc Bisha project in Eritrea. Mr. Scherba served as the Company's Country and Exploration Manager for the Green Giant Vanadium Project in Madagascar during its initial exploration stage. Mr. Scherba’s qualifications to serve as a director of the Company include his many years of senior management experience in the mining industry.

John Sanderson Q.C. (Vancouver, Canada)

Mr. Sanderson has been Vice Chairman of the Board of Directors of the Company since October 1, 2009 and a director of the Company since January 2009. Mr. Sanderson was Chairman of the Board of Directors of the Company from January 2009 to September 2009. Mr. Sanderson is a mediator, arbitrator, consultant and lawyer called to the Bar in the Canadian Provinces of Ontario and British Columbia. Mr. Sanderson’s qualifications to serve as a director of the Company include his many years of legal and mediation experience in various industries.

V. Peter Harder, LL.D, M.A., B.A. (Hons) (Manotick, Canada)

Mr. Harder has served as a director of the Company since July 2, 2009. He is a Senior Policy Advisor to Fraser Milner Casgrain, LLP, a national law firm in Canada.

Prior to joining Fraser Milner Casgrain, LLP, Mr. Harder was a long-serving Deputy Minister in the Government of Canada. First appointed a Deputy Minister in 1991, he served as the most senior public servant in a number of federal departments including Treasury Board, Solicitor General, Citizenship and Immigration, Industry and Foreign Affairs and International Trade. At Foreign Affairs, Mr. Harder assumed the responsibilities of the Personal Representative of the Prime Minister to three G8 Summits (Sea Island, Gleneagles and St. Petersburg). Mr. Harder served as Co-Chair of the Canada China Strategic Working Group.

Mr. Harder is also a director of Power Financial Corporation (TSX: PWF), IGM Financial Corporation (TSX:IGM), ARISE Technologies (TSX:APV), Telesat Canada, KRIA Resources Inc., Pinetree Capital Limited (TSX:PNP), and Canada World Youth. Mr. Harder is also a member of a Board of Governors of the University of Ottawa, The United Church Foundation and other charitable organizations.

Mr. Harder was appointed a Trudeau Foundation Mentor for 2009-2010. He also serves as the Chair of the National Arts Centre’s Governance, Nominating, and Ethics Committee. In 2008, Peter was elected the President of the Canada China Business Council (CCBC). He also serves on the Board of Directors of the Canada Eurasia Russia Business Association (CERBA) and is a member of the International Institute for Strategic Studies (IISS).

Mr. Harder’s qualifications to serve as a director of the Company include his many years of experience as a director and senior policy advisor.

Quentin Yarie (Toronto, Canada)

Mr. Yarie has served as a director of the Company since 2008. Mr. Yarie is an experienced geophysicist and a successful entrepreneur. He has over 20 years of experience in the mining and environmental/engineering sectors.  Mr. Yarie has project management and business development experience as he has held positions of increasing responsibility with a number of Canadian-based geophysical service providers. Since January 2010 Mr Yarie has been a consultant and VP Exploration for MacDonald Mines Exploration Ltd (TSX-V: BMK), Red Pine Exploration Inc (TSX-V: RPX) and Honey Badger Exploration Inc (TSX-V:TUF). From October 2007 to December 2009, Mr Yarie has been a business development officer with Geotech Ltd, a geo-physical airborne survey company. From September 2004 through October 2007, Mr. Yarie was a senior representative of sales and business development for Aeroquest Limited. From 1992-2001 Mr. Yarie was a partner of a specialized environmental and engineering consulting group where he managed a number of large projects including the ESA of the Sydney Tar Ponds, the closure of the Canadian Forces Bases in Germany and the Maritime and Northeast Pipeline project. Mr. Yarie’s qualifications to serve as a director of the Company include his several years of senior management experience in the mining industry.

Richard Quesnel (Mont-Saint-Hilaire, Canada)

Mr. Quesnel was appointed as a director of the Company effective October 21, 2010. Mr. Quesnel is currently the President, Chief Executive Officer and director of Consolidated Thompson Iron Mines Limited (TSX: CLM) and has worked there on a both a consulting and employment basis since October 2005. Throughout his 29-year career Mr. Quesnel has contributed to the success of several large gold, copper, nickel and iron ore mining properties in both Canada and the United States. He has had senior roles in successfully developing, commissioning, operating and expanding mining operations, including the Mount Wright and Quebec Cartier mines in Quebec, the Gibraltar mine in British Columbia, the Barrick Gold Meikle mine in Nevada and the Montcalm mine in Ontario. He is a Professional Mining Engineer and holds a B.Sc. (Engineering) from McGill University, Montreal. Prior to joining Consolidated Thompson Iron Mines Limited, Mr. Quesnel was the General Manager of Gibraltar Mine Operations from November 2004 to September 2005; Mine Manager for Redpath Ltd., from June 2004 to October 2004 and Senior Consulting Mining Engineer from September 2003 to May 2004.

Involvement in Certain Legal Proceedings

To the best of the Company’s  knowledge, during the past ten years, none of the following occurred with respect to a director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies or prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information concerning the compensation paid or accrued during each of our last two completed fiscal years to our principal executive officer and two other most highly compensated executive officers who received compensation in excess of $100,000 for the fiscal year ended June 30, 2010 (collectively, the “Named Executive Officers"):

	Annual Compensation			Long Term Compensation
				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)
J.A. Kirk McKinnon, CEO and Director	2009	134,200	--	84,000 (1)	--	--	--	Nil
	2010	134,178 (5)		80,750 (3)				512,469 (7)

Richard E. Schler, Vice-President, CFO and Director	2009	124,275	--	70,000 (6)	--	--	--	Nil
	2010	129,953 (5)	--	76,500 (3)	--	--	--	488,218 (7)

Julie Lee Harrs, President, COO and Director (2)	2009	--	--	--	--	--	--	--
	2010	93,252 (6)	--	340,000 (4)	--	--	--	429,698 (7)

(1) Represented by shares valued at $0.08 - $0.10 per share based on  quoted market price issued to these individuals and/or to companies controlled by them.

(2) Ms. Julie Lee Harrs was retained as a consultant by the Company on September 1, 2009.

(3) Represented by shares valued at $0.17 per share based on quoted market price issued to these individuals and/or to companies controlled by them.

(4)  Represented by shares valued at $0.68 per share based on quoted market price.

(5) Represented by salary paid for fiscal year ended June 30, 2010.

(6) Represented by salary paid for 11 months to June 30, 2010.

(7) Represented by stock options valued between $0.29 to $0.46 per option, using the Black-Scholes option pricing model.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by our Named Executive Officers as of June 30, 2010.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
J.A. Kirk McKinnon	280,000 425,000 720,000 975,000 225,000 125,000 1,150,000	--	0.15 0.15 0.15 0.15 0.352 0.572 0.395	July 28, 2011 Nov. 26, 2011 March 4, 2012 July 11, 2012 Sep 2, 2013 Oct 27,2013 May 11, 2014
Richard E. Schler	690,000 875,000 200,000 125,000 1,100,000	--	0.15 0.15 0.352 0.572 0.395	March 4, 2012 July 11, 2012 Sep 2, 2013 Oct 27, 2013 May 11, 2014
Julie Lee Harrs	125,000 1,100,000	--	0.572 0.395	Oct 27, 2013 May 11, 2014

Aggregated Option Exercises and Fiscal Year-End Option Values

On March 9, 2006, the Company filed a Form S-8 registration statement in connection with its newly adopted 2006 Stock Option Plan (the “2006 Plan") allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,000,000 common shares. On December 18, 2006, February 16, 2007, July 11, 2007 and September 29, 2009, the 2006 Plan was amended to increase the stock option pool by a total of 15,000,000 additional common shares. No stock options were granted for the year ended June 30, 2009. The Company granted 8,505,000 stock options during the fiscal year ended June 30, 2010.

The following table summarizes the continuity of the Company’s stock options:

	Number of Shares	Weighted average exercise price ($)
Outstanding, June 30, 2007	4,935,000	0.63
Granted	4,020,000	0.50
Outstanding, June 30, 2008	8,955,000	0.63
Cancelled	(1,325,000)	0.66
Outstanding June 30, 2009	7,630,000	0.15
Granted	8,505,000	0.40
Exercised	(2,000,000)	0.15
Cancelled	(515,000)	0.42
Outstanding, June 30, 2010	13,620,000	0.30

Additional information regarding options outstanding as at June 30, 2010 is as follows:

Exercise prices	Outstanding			Exerciseable
	Number of shares	Weighted average remaining life (years)	Weighted average exercise price	Number of shares	Weighted average exercise price
$0.15	365,000	1.08	$0.15	365,000	$0.15
$0.15	650,000	1.41	$0.15	650,000	$0.15
$0.15	1,920,000	1.65	$0.15	1,920,000	$0.15
$0.15	2,695,000	2.03	$0.15	2,695,000	$0.15
$0.35	750,000	3.18	$0.35	750,000	$0.35
$0.57	590,000	3.33	$0.57	590,000	$0.57
$0.39	6,650,000	3.87	$0.40	6,650,000	$0.40
Total/Average	13,620,000		$0.30	13,620,000	$0.30

On April 21, 2009, our Board of Directors unanimously approved the re-pricing of 7,630,000 stock options outstanding under our 2006 Stock Option Plan by amending the exercise prices ranging between $0.55 to $0.85 per share to $0.15 per share. The Company recorded stock-based compensation expense of $128,328 as a result of this modification. Our Board of Directors determined to make this adjustment to the exercise price of outstanding options so as to provide an incentive to holders of outstanding options to exercise those options, as well as to permit option-holders to participate in future increases in the Company’s value (as compared to the Company’s current value on a per share basis).

Long-Term Incentive Plan Awards Table

There are no Long-Term Incentive Plans in place at this time.

Employment Agreements

Currently, the Company does not have an employment agreement or consulting agreement with Messrs. McKinnon and Schler and Ms. Lee Harrs, but the Company has agreed to pay them a monthly stipend.  Mr. McKinnon receives CDN$15,000 monthly, Mr. Schler receives CDN$14,000 monthly and Ms. Lee Harrs receives CDN$11,000 per month. In consultation with legal counsel, the Company intends to execute consulting arrangements with all key personnel.

Compensation of DirectorsDirectors who are also Named Executive Officers or officers of the Company are remunerated for their services rendered as officers of the Company. Directors who are not also officers of the Company or do not otherwise provide services to the Company receive only stock based compensation in the form of common shares and stock options for their services as directors of the Company. Appended in the table below are compensation award to directors other than Named Executive Officers for the fiscal year ended June 30, 2010. The Company also reimburses our non-employee directors for expenses incurred in connection with their service on our Board of Directors. No additional amounts are payable to our directors for committee participation or special assignments. The compensation paid to directors who provide services to the Company in other capacities has been previously reported under “Summary Compensation".

The following table summarizes compensation paid to or earned by our directors who are not Named Executive Officers for their service as directors of our company during the fiscal year ended June 30, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
John Sanderson, Director (1)	--	12,750	162,055	--	--	--	174,805
Quentin Yarie, Director (2)	--	17,000	196,341	--	--	--	213,341
Peter Harder, Director (3)	---	17,000	179,416	--	--	--	196,426
Craig Scherba, Director (4)	--	--	168,004	--	--	--	168,004

(1) John Sanderson was awarded 18,750 shares valued at $0.68 on December 31, 2009.  In addition Mr. Sanderson was awarded the following stock options of which the aggregate value attributed to them using the Black-Scholes option valuation method is noted in the table above:  50,000 stock options on September 2, 2009 at $0.35 per share, 25,000 stock options on December 9, 2009 at $0.57 per share, and 200,000 stock options on May 11, 2010 at $0.395 per share.

(2) Quentin Yarie was awarded 25,000 shares valued at $0.68 on December 31, 2009.  In addition Mr. Yarie was awarded the following stock options of which the aggregate value attributed to them using the Black-Scholes option valuation method is noted in the table above:  50,000 stock options on September 2, 2009 at $0.35 per share, 30,000 stock options on December 9, 2009 at $0.57 per share, and 250,000 stock options on May 11, 2010 at $0.395 per share.

(3) Peter Harder was awarded 25,000 shares valued at $0.68 on December 31, 2009.  In addition Mr. Harder was awarded the following stock options of which the aggregate value attributed to them using the Black-Scholes option valuation method is noted in the table above: 25,000 stock options on December 9, 2009 at $0.57 per share, and 200,000 stock options on May 11, 2010 at $0.395 per share.

(4) Craig Scherba was awarded the following stock options of which the aggregate value attributed to them using the Black-Scholes option valuation method is noted in the table above:  50,000 stock options on September 2, 2009 at $0.35 per share, 25,000 stock options on December 9, 2009 at $0.57 per share, and 200,000 stock options on May 11, 2010 at $0.395 per share. While Mr. Scherba does not receive any compensation from the Company other than the director compensation noted above, Mr. Scherba is a partner in Taiga Consultants Ltd., which earned certain fees from the Company in the fiscal year ended June 30, 2010 for consulting services provided to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common shares as of September 27, 2010 (except with respect to information pertaining to Mr. Quesnel, which is as of October 28, 2010), by: (i) each person who is known by the Company to own beneficially more than 5% of our common shares; (ii) each director of the Company; (iii) each of the Named Executive Officers; and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  The Company believes that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Percentage of Outstanding Common Shares Beneficially Owned (2)
Dundee Corporation 1 Adelaide Street East, Suite 2800 Toronto, Ontario M5C 2V9 (3)	20,000,000	16.60%
Consolidated Thompson Iron Mines Limited 1155 University Street, Suite 508 Montreal, Quebec H3B 2A7 (4)	13,333,334	11.38%
Pinetree Corporation 130 King Street, Suite 2500 Toronto, Ontario M5X 1A9 (5)	8,350,000	7.32%
J.A. Kirk McKinnon Chairman, CEO & Director 46 Ferndale Cr Brampton, Ontario Canada L6W 1E9 (6)	8,950,000	7.75%
Richard E. Schler Vice President, CFO & Director 80 Greybeaver Trail Toronto, Ontario Canada M1C 4N5 (7) (14)	7,490,000	6.55%
Julie Lee Harrs President, COO & Director 22 York Valley Cresent Toronto, Ontario Canada M2P 1A7 (8)	1,975,000	1.76%
John Sanderson, Director 1721 – 27th Street West Vancouver, BC Canada V7H 4K9 (9) (14)	525,000	0.47%
Quentin Yarie, Director 520 – 141 Adelaide Street West Toronto, Ontario Canada M5H 3L5(10) (14)	655,000	0.59%
Peter Harder, Director 5538 Pattapiece Cresent Manotick, Ontario K4M 1C5 (11)	750,000	0.68%
Craig Scherba, Director 35 Royal Birch Point NW Calgary, Alberta T3G 5L5 (12)	250,000	0.23%
Richard Quesnel, Director 224 Louis-Ducharme Mont-Saint-Hilaire, Quebec J3H 6J6(13)	1,100,000	0.99%
All directors and executive officers as a group (8 persons)	21,695,000	17.62%

(1) Includes common shares issuable pursuant to stock options and common share purchase warrants that are exercisable on, or within 60 days after, September 27, 2010.

(2) Percentages are based on 110,511,024 common shares outstanding as of September 27, 2010.  Common shares subject to stock options and common share purchase warrants that are exercisable on, or within 60 days after, September 27, 2010 are deemed outstanding for computing the percentage of the person holding such stock options and common share purchase warrants but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 10,000,000 common shares acquirable upon exercise of common share purchase warrants.

(4) Includes 6,666,667 common shares acquirable upon exercise of common share purchase warrants.

(5) Includes 3,500,000 common shares acquirable upon exercise of common share purchase warrants.

(6) Includes 1,000,000 warrants and 3,700,000 common shares held in “Badger Resources Inc.", a related company. These warrants are exercisable until April 26, 2013 at a price of $0.15 per share. Also includes 350,000 common shares and 3,900,000 stock options held directly exercisable between $0.15 to $0.57 per share with expiry dates between July 28, 2011 and May 11, 2014.

(7)  Includes 900,000 warrants and 3,600,000 common shares held in “Sarmat Resources Inc.", a related company. These warrants are exercisable until April 26, 2013 at a price of $0.15 per share. Also includes 2,990,000 stock options held directly exercisable between $0.15 to $0.57 per share with expiry dates between March 4, 2012 to May 11, 2014.

(8) Includes 250,000 warrants and 500,000 common shares. These warrants are exercisable until October 5, 2011 at a price of $0.58 per share. Also includes 1,225,000 stock options exercisable between $0.35 to $ $0.57 per share with expiry dates between September 2, 2013 to May 11, 2014.

(9) Includes 250,000 common shares and 275,000 stock options exercisable between $0.35 to $ $0.57 per share with expiry dates between September 2, 2013 to May 11, 2014.

(10) Includes 325,000 common shares and 330,000 stock options exercisable between $0.35 to $ $0.57 per share with expiry dates between September 2, 2013 to May 11, 2014.

(11) Includes 125,000 warrants and 350,000 common shares. These warrants are exercisable until June 24, 2011 at a price of $0.20 per share. Also includes 275,000 stock options exercisable between $0.35 to $0.57 per share with expiry dates between September 2, 2013 to May 11, 2014.

(12) Includes 250,000 stock options exercisable at $0.57 per share with an expiry date of May 11, 2014.

(13) Includes 1,100,000 stock options exercisable at $0.25 per share with an expiry date of October 21, 2014.
(14) Members of the Audit Committee.

Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as noted under the section entitled “Executive Compensation", none of the following parties, since July 1, 2008, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction with us that has or will materially affect us:

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any of our directors or executive officers;

•

any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding common shares;  or

•

any immediate family member of any of the foregoing persons, and any person sharing the household of any of the foregoing persons.

The following directors were independent under the independence standards of NYSE Amex during the past fiscal year: Quentin Yarie, Peter Harder and John Sanderson. Given the size of the Company, the only formal committee in place is an audit committee. The following directors serve on the audit committee: John Sanderson, Richard Schler and Quentin Yarie. Of this list Richard Schler is not independent under the independence standards of NYSE Amex applicable to audit committee members.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission.  Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov.  The public may also read and copy any document we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. This prospectus is part of the registration statement and, as permitted by Commission rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. We maintain a website at http://www.energizerresources.com. Information contained on our website is not part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Minnesota corporation law provides that:

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a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

Years Ended June 30, 2010 and 2009

Report of Independent Registered Public Accounting Firm

FS-3

Consolidated Balance Sheets

FS-4

Consolidated Statements of Operations and Comprehensive Loss

FS-5

Consolidated Statements of Cash Flows

FS-6

Consolidated Statement of Stockholders' Equity

FS-7 – FS-9

Notes to Consolidated Financial Statements

FS-10 – FS-20

ENERGIZER RESOURCES INC.

(An Exploration Stage Company)

Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

June 30, 2010

(Expressed in US Dollars)

Report of Independent Registered Public Accounting Firm

FS-3

Consolidated Balance Sheets

FS-4

Consolidated Statements of Operations and Comprehensive Loss

FS-5

Consolidated Statements of Cash Flows

FS-6

Consolidated Statement of Stockholders' Equity

FS-7 – FS-9

Notes to Consolidated Financial Statements

FS-10 – FS-20

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Energizer Resources Inc.

We have audited the accompanying consolidated balance sheets of Energizer Resources Inc. (the "Company") as at June 30, 2010 and 2009 and the related consolidated statements of operations and comprehensive loss and stockholders' equity and cash flows for the years then ended and accumulated for the period from March 1, 2004 (Date of Inception) to June 30, 2010.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Energizer Resources Inc. as at June 30, 2010 and 2009 and the results of its operations and its cash flows for the years then ended and accumulated for the period from March 1, 2004 (Date of Inception) to June 30, 2010 in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has not generated any revenues or profitable operations since inception and will need equity or debt financing to begin realizing upon its business plan.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Signed:  “MSCM LLP"

Chartered Accountants

Licensed Public Accountants

Toronto, Ontario

September 23, 2010

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Consolidated Balance Sheets

(Expressed in US Dollars)

	June 30, 2010	June 30, 2009

Assets
Current Assets:
Cash and cash equivalents	$ 2,505,480	$ 2,776,177
Amounts receivable and prepaid expenses	68,996	120,330
Marketable securities	28,559	24,086
Taxes recoverable	244,632	383,366

Total current assets	2,847,667	3,303,959
Equipment (note 3)	15,556	24,445

Total assets	$ 2,863,223	$ 3,328,404

Going concern (note 1)

Liabilities and Stockholders' Equity
Liabilities
Accounts payable and accrued liabilities	$ 413,121	$ 154,580

Total liabilities	413,121	154,580

Stockholders' Equity
Common stock, 175,000,000 shares authorized,
$0.001 par value, 110,511,024 issued and outstanding
(June 30, 2009 - 83,694,357) (note 6)	110,510	83,693
Additional paid-in capital	49,563,403	39,610,163
Accumulated comprehensive loss	(44,276)	(49,086)
Donated capital	20,750	20,750
Accumulated deficit during exploration stage	(47,200,285)	(36,491,696)

Total stockholders' equity	2,450,102	3,173,824

Total liabilities and stockholders' equity	$ 2,863,223	$ 3,328,404

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in US Dollars)

	Accumulated from
	March 1, 2004 (date of	For the	For the
	inception) to	Year Ended	Year Ended
	June 30, 2010	June 30, 2010	June 30, 2009

Revenues:	$ -	$ -	$ -

Expenses:
Mineral exploration expense	16,495,733	5,309,724	2,287,585
General and administrative	3,495,720	1,010,438	495,585
Professional and consulting fees	2,449,499	879,224	361,628
Stock-based compensation (note 7)	18,799,853	3,649,142	663,252
Impairment loss on mineral properties	7,588,508	100,000	-
Foreign currency translation (gain) loss	(745,427)	(238,831)	120,435
Donated services and expenses	18,750	-	-
Depreciation	46,363	8,889	12,978

Total expenses	48,148,999	10,718,586	3,941,463

Net loss from operations	(48,148,999)	(10,718,586)	(3,941,463)

Other Income:
Interest income	644,861	9,997	51,007
Other income	303,853	-	121,113

Total loss before income tax recovery	(47,200,285)	(10,708,589)	(3,769,343)
Income tax recovery (note 9)	-	-	513,872

Net loss	(47,200,285)	(10,708,589)	(3,255,471)
Unrealized gain (loss) from investments in
marketable securities	(44,276)	4,810	(26,134)

Comprehensive loss	$ (47,244,561)	$ (10,703,779)	$ (3,281,605)

Net loss per share - basic and diluted (note 10)		$ (0.12)	$ (0.04)

Weighted average shares outstanding - basic and diluted		93,027,873	73,292,839

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(Expressed in US Dollars)

	Accumulated from
	March 1, 2004 (date of	For the	For the
	inception) to	Year Ended	Year Ended
	June 30, 2010	June 30, 2010	June 30, 2009

Operating Activities
Net loss	$ (47,200,285)	$ (10,708,589)	$ (3,255,471)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	46,363	8,889	12,978
Donated services and expenses	20,750	-	-
Non-cash proceeds received	(74,000)	-	-
Deferred tax recovery	-	-	(513,872)
Impairment loss on mineral properties	7,588,508	100,000	-
Stock-based compensation	18,799,853	3,649,142	663,252

Change in operating assets and liabilities:
Amounts receivable and prepaid expenses	(68,996)	51,334	(120,330)
Accounts payable and accrued liabilities	413,947	258,541	(116,342)
Taxes recoverable	(244,632)	138,734	1,031,994
Non-cash component of marketable securities	337	337	-

Net cash used in operating activities	(20,718,155)	(6,501,612)	(2,297,791)

Financing Activities
Proceeds from share subscriptions received	255,000	-	-
Proceeds from issuance of common stock, net	24,030,397	6,330,915	655,000

Net cash provided by financing activities	24,285,397	6,330,915	655,000

Investing Activities
Mineral property acquisition costs	(999,844)	(100,000)	-
Purchase of property and equipment	(61,918)	-	23,210

Net cash (used in) provided by investing activities	(1,061,762)	(100,000)	23,210

Increase (decrease) in cash and cash equivalents	2,505,480	(270,697)	(1,619,581)
Cash and cash equivalents - beginning of year	-	2,776,177	4,395,758

Cash and cash equivalents - end of year	$ 2,505,480	$ 2,505,480	$ 2,776,177

Non-cash investing and financing activities:
Issuance of common stock for mineral properties	$ 3,840,500	$ -	$ -
Issuance of common stock for services	5,721,125	722,500	475,500

Supplemental Disclosures:
Interest received	$ 644,861	$ 9,997	$ 51,007
Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Consolidated Statement of Stockholders' Equity

For the Period from March 1, 2004 (Date of Inception) to June 30, 2010

(Expressed in US Dollars)

							Deficit
							Accumulated
			Additional Accumulated		Common		During the
			Paid-In Comprehensive		Stock	Donated	Exploration
	Shares	Amount	Capital	Income	Subscribed	Capital	Stage	Total
	#	$ $		$ $		$ $		$

Balance - March 1, 2004 (Date of Incorporation)	-	-	-	-	-	-	-	-
Issuance of common shares for cash-at $0.01/share	7,500,000	7,500	17,500	-	-	-	-	25,000
Issuance of common shares for cash-at $0.05/share	2,085,000	2,085	32,665	-	-	-	-	34,750
Issuance of common stock for mineral property	7,500,000	7,500	(5,800)	-	-	-	-	1,700
Donated services and expenses	-	-	-	-	-	5,000	-	5,000
Net loss for period	-	-	-	-	-	-	(9,991)	(9,991)

Balance - June 30, 2004	17,085,000	17,085	44,365	-	-	5,000	(9,991)	56,459
Donated services and expenses	-	-	-	-	-	9,000	-	9,000
Net loss for the year	-	-	-	-	-	-	(38,500)	(38,500)

Balance - June 30, 2005	17,085,000	17,085	44,365	-	-	14,000	(48,491)	26,959
Issuance of common shares for cash-at $0.20/share	2,265,000	2,265	448,235	-	-	-	-	450,500
Issuance of shares to exercise stock options	255,000	255	114,495	-	-	-	-	114,750
Issuance of common shares for mineral properties:
-at $0.101/share	300,000	300	30,000	-	-	-	-	30,300
-at $0.85/share	2,000,000	2,000	1,698,000	-	-	-	-	1,700,000
Issuance of common shares for services-at $0.60/share	5,550,000	5,550	3,324,450	-	-	-	-	3,330,000
Common stock subscribed	-	-	-	-	255,000	-	-	255,000
Fair value of warrants issued	-	-	1,925,117	-	-	-	-	1,925,117
Stock-based compensation	-	-	2,228,626	-	-	-	-	2,228,626
Donated services and expenses	-	-	-	-	-	6,750	-	6,750
Net loss for the year	-	-	-	-	-	-	(9,595,317)	(9,595,317)

Balance - June 30, 2006	27,455,000	27,455	9,813,288	-	255,000	20,750	(9,643,808)	472,685

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Consolidated Statement of Stockholders' Equity

For the Period from March 1, 2004 (Date of Inception) to June 30, 2010

(Expressed in US Dollars)

Deficit
Accumulated
		Additional	Accumulated	Common		During the
		Paid-In	Comprehensive	Stock	Donated	Exploration
Shares	Amount	Capital	Income	Subscribed	Capital	Stage	Total
#	$ $		$ $		$ $		$

Continued from prior page:
Issuance of common shares for mineral properties
-at $0.82/share	500,000	500	409,500	-	-	-	-	410,000
Cancellation of common stock subscribed	-	-	-	-	(25,000)	-	-	(25,000)
Stock-based compensation	-	-	5,193,315	-	-	-	-	5,193,315
Issuance of common shares for mineral properties
-at $0.69/share	150,000	150	103,350	-	-	-	-	103,500
Issuance of common shares for mineral properties
-at $1.22/share	1,000,000	1,000	1,219,000	-	-	-	-	1,220,000
Fair value of warrants issued	-	-	2,941,961	-	-	-	-	2,941,961
Issuance of common shares for services-at $0.41/share	1,450,000	1,450	596,675	-	-	-	-	598,125
Issuance of shares to exercise stock options	343,119	343	507,157	-	-	-	-	507,500
Private placement common shares subscribed	460,000	460	229,540	-	(230,000)	-	-	-
Issuance of common shares for cash-at $0.50/share	34,600,000	34,600	17,265,400	-	-	-	-	17,300,000
Commission	891,850	891	807,824	-	-	-	-	808,715
Cost of issue	-	-	(3,843,798)	-	-	-	-	(3,843,798)
Net loss for the year	-	-	-	-	-	-	(14,390,122)	(14,390,122)

Balance - June 30, 2007	66,849,969	66,849	35,243,212	-	-	20,750	(24,033,930)	11,296,881

Issuance of shares to exercise of warrants	561,388	561	207,152	-	-	-	-	207,713
Issuance of common shares for mineral properties
-at $0.30/share	1,250,000	1,250	373,750	-	-	-	-	375,000
Fair value of warrants issued	-	-	60,560	-	-	-	-	60,560
Issuance of common shares for services-at $0.20/share	2,975,000	2,975	592,025	-	-	-	-	595,000
Stock-based compensation	-	-	1,827,270	-	-	-	-	1,827,270
Accumulated comprehensive loss	-	-	-	(22,952)	-	-	-	(22,952)
Net loss for the year	-	-	-	-	-	-	(9,202,295)	(9,202,295)

Balance - June 30, 2008	71,636,357	71,635	38,303,969	(22,952)	-	20,750	(33,236,225)	5,137,177

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Consolidated Statement of Stockholders' Equity

For the Period from March 1, 2004 (Date of Inception) to June 30, 2010

(Expressed in US Dollars)

Deficit
Accumulated
		Additional	Accumulated	Common		During the
		Paid-In	Comprehensive	Stock	Donated	Exploration
Shares	Amount	Capital	Income	Subscribed	Capital	Stage	Total
#	$ $		$ $		$ $		$

Continued from prior page:

Issuance of common shares for services-at $0.10/share	2,500,000	2,500	247,500	-	-	-	-	250,000
Issuance of common shares for services-at $0.08/share	1,600,000	1,600	126,400	-	-	-	-	128,000
Issuance of common shares for services-at $0.10/share	6,800,000	6,800	673,200	-	-	-	-	680,000
Commission	408,000	408	(408)	-	-	-	-	-
Stock-based compensation	750,000	750	131,174	-	-	-	-	131,924
Incremental value of stock options on repricing	-	-	128,328	-	-	-	-	128,328
Accumulated comprehensive loss	-	-	-	(26,134)	-	-	-	(26,134)
Net loss for the year	-	-	-	-	-	-	(3,255,471)	(3,255,471)

Balance - June 30, 2009	83,694,357	83,693	39,610,163	(49,086)	-	20,750	(36,491,696)	3,173,824

Issuance of common shares for services-at $0.17/share	2,250,000	2,250	380,250	-	-	-	-	382,500
Stock-based compensation	-	-	2,813,517	-	-	-	-	2,813,517
Issuance of common shares for services-at $0.68/share	500,000	500	339,500	-	-	-	-	340,000
Fair value of warrants issued	-	-	113,125	-	-	-	-	113,125
Cost of issue	-	-	(469,085)	-	-	-	-	(469,085)
Private placement common share subscribed	21,666,667	21,667	6,478,333	-	-	-	-	6,500,000
Commission	400,000	400	(400)	-	-	-	-	-
Issuance of shares to exercise stock options	2,000,000	2,000	298,000	-	-	-	-	300,000
Accumulated comprehensive loss	-	-	-	4,810	-	-	-	4,810
Net loss for the year	-	-	-	-	-	-	(10,708,589)	(10,708,589)

Balance - June 30, 2010	110,511,024	110,510	49,563,403	(44,276)	-	20,750	(47,200,285)	2,450,102

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

1.

Exploration Stage Company and Going Concern

Energizer Resources Inc. (formerly Uranium Star Corp. referred to as "the Company") was incorporated in the State of Nevada, United States of America on March 1, 2004 and reincorporated in the State of Minnesota on May 14, 2008.  The Company is an Exploration Stage Company, as defined by ASC Topic-915, "Development Stage Entities".  During fiscal 2008 the Company incorporated Uranium Star (Mauritius) Ltd., a subsidiary in the country of Mauritius and Energizer Resources Madagascar Sarl (formerly Uranium Star Madagascar Sarl), a subsidiary in the country of Madagascar.  In fiscal 2009, the Company incorporated THB Venture Ltd, a company incorporated in Mauritius to hold the interest in Energizer Resources Minerals Sarl (formerly Uranium Star Minerals Sarl) which holds the Madagascar properties. The Company's principal business is the acquisition and exploration of mineral resources.  The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has yet to generate revenue from mining operations or pay dividends and is unlikely to do so in the immediate or foreseeable future.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.  As at June 30, 2010, the Company has accumulated losses of $47,200,285. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Significant Accounting Policies

Principals of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of Energizer Resources Inc. and its wholly-owned subsidiaries, Uranium Star (Mauritius) Ltd., THB Ventures Ltd, Energizer Resources Madagascar Sarl and its now 100% owned interest in Energizer Resources Minerals Sarl.  All inter-company accounts and transactions have been eliminated on consolidation.  These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), and are expressed in US dollars.  The Company's fiscal year end is June 30.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Significant management estimates related to the determination of the useful service life of the equipment, a valuation allowance for future income tax assets, accounts payable and accrued laities, valuation of stock based compensation and warrants and foreign  currency translation .  Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC Topic-260, "Earnings per Share".  ASC Topic-260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the Statement of Operations.  Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if converted method.  In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  Basic and diluted loss per share is computed using the weighted average number of common shares outstanding.  Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti-dilutive.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

2.

Significant Accounting Policies - continued

Comprehensive Income (Loss)

ASC Topic-220, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income, its components and accumulated balances.  As at June 30, 2010, the Company's only component of other comprehensive income is unrealized losses on marketable securities.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Marketable Securities

The Company classifies and accounts for debt and equity securities in accordance with ASC Topic-320, "Accounting for Certain Investments in Debt and Equity Securities".  The Company has classified all of its marketable securities as available for sale, thus securities are recorded at fair market value and any associated unrealized gain or loss, net of tax, are included as a separate component of stockholders’ equity, “Accumulated Other Comprehensive Loss."

Equipment

Equipment is stated at cost, less accumulated depreciation, and consists of exploration equipment.  Depreciation is computed on a straight-line basis over 5 years.

Long Lived Assets

In accordance with the ASC Topic-360, "Accounting for Impairment or Disposal of Long Lived Assets", the carrying value of intangible assets and other long lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Mineral Property Costs

The Company has been in the exploration stage since its inception on March 1, 2004, and has not yet realized any revenues from its mineral operations.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in ASC Topic-930,  "Whether Mineral Rights Are Tangible or Intangible Assets".  The Company assesses the carrying costs for impairment under ASC Topic-360, at each fiscal quarter end.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized.  Such costs will be amortized using the units of production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Financial Instruments

The fair value of cash and cash equivalents, amounts receivable, marketable securities and accounts payable and accrued liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The Company's exploration operations are in Canada and Madagascar which result in exposure to market risks from changes in foreign currency rates.  Financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

2.

Significant Accounting Policies - continued

Foreign Currency Translation

The Company's functional and reporting currency is United States Dollars.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC Topic-830, "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the Statement of Operations.

Stock Based Compensation

The Company adopted the fair value recognition provisions of ASC Topic-718, using the modified retrospective transition method.  The Company had not issued any stock options or share based payments prior to January 1, 2006.  Accordingly, there was no effect on the Company's reported loss from operations, cash flows or loss per share as a result of adopting ASC Topic-718.

Income Taxes

The Company has adopted ASC Topic–740 "Accounting for Income Taxes" as of its inception.  Pursuant to ASC Topic-740, the Company is required to compute tax asset benefits for net operating losses carried forward.  Potential benefits of net operating losses have not been recognized in these consolidated financial statements as the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Management does not believe unrecognized tax benefits will significantly change within twelve months of the balance sheet date.  Interest and penalties related to income tax matters are recognized in income tax expense.  As of June 30, 2010, there is no accrued interest related to uncertain tax positions.

Asset Retirement Obligations

The operations of the Company are subject to regulations governing the environment, including future site restoration for mineral properties.  The Company recognizes the fair value of a liability for an asset retirement obligation in the period in which it is incurred and when a reasonable estimate of fair value can be made.  If a reasonable estimate of fair value cannot be made in the period the asset retirement is incurred, the liability is recognized when a reasonable estimate of fair value can be made.  The Company has determined that there are no asset retirement or any other environmental obligations currently existing with respect to its mineral properties and therefore no liability has been recognized.

Recent Accounting Pronouncements

FASB Accounting Standards Codification — Effective for interim and annual periods ending after September 15, 2009, the FASB has defined a new hierarchy for U.S. GAAP and established the FASB Accounting Standards Codification (ASC) as the sole source for authoritative guidance to be applied by nongovernmental entities. The adoption of the ASC changes the manner in which U.S. GAAP guidance is referenced, but it does not have any impact on the Company’s Consolidated Balance Sheet or Consolidated Statement of Operations.

Beginning July 1, 2008, the Company partially applied FAS 157 (ASC Topic–820) as allowed by FASB Staff Position ("FSP") 157-2, (ASC Topic–820-10) which delayed the effective date of ASC Topic–820 for non-financial assets and liabilities.  As of July 1, 2008 the Company has applied the provisions of ASC Topic–820 to its financial instruments and the impact was not material.  The Company adopted ASC Topic–820 to its non-financial assets and liabilities. The adoption did not have a material impact on the financial statements.

The Company primarily applies the market approach for recurring fair value measurements and utilizes the best available information.  Accordingly, the Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company is able to classify fair value balances based on the observability of those inputs.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

2.

Significant Accounting Policies - continued

Recent Accounting Pronouncements - continued

ASC Topic–820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy defined by ASC Topic-820 are as follows:

Level 1 -	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities.

Level 2 -	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements.

Level 3 -	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs. At each balance sheet date, the Company performs an analysis of all instruments subject to ASC Topic–820 and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

As of June 30, 2010, all of marketable securities owned by the Company were level 1 within the fair value hierarchy.

The Company adopted ASC Topic-855, “Subsequent Events," which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The adoption of the ASC Topic-855 on June 30, 2010 did not have a material impact in these consolidated financial statements.

3.

Equipment

			June 30, 2010	June 30, 2009
		Accumulated	Net Book	Net Book
	Cost	Depreciation	Value	Value

Exploration equipment	$ 44,445	$ 28,889	$ 15,556	$ 24,445

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

4.

Related Party Transactions

The following are the related party items for the year ended June 30, 2010:

a)

The Company incurred a total of $59,335 (2009: $51,310) in office administration and rent expense from a company related by common management. Included in accounts payable and accrued liabilities is $30,000 (2009: $Nil) owing to this related party.

b)

During the year, 5,585,000 (2009:  Nil) stock options valued at $2,499,136 (2009: $Nil) were issued to directors, officers and relatives of directors (Note 7).

c)

A total of 2,125,000 (2009: 3,075,000) shares were issued to directors, officers and relatives of directors for services at a fair value of $361,250 (2009: $295,500).  In addition, 250,000 (2009: $Nil) share purchase warrants were issued to a director valued at $113,125 (2009: $Nil) and are exercisable at $0.58 per share for a period of two years from date of issuance.

d)

The Company incurred a total of $481,629 (2009: $338,675) in administrative, management and consulting fees to directors, officers and a relatives of directors.

e)

The Company incurred exploration expenses totaling $Nil (2009 - $115,329) for a Company related by common management.  The 2009 amount was repaid during fiscal 2010.

5.

Mineral Properties

Three Horses Property, Madagascar, Africa

On August 22, 2007, the Company entered into a joint venture agreement with Madagascar Minerals and Resources Sarl ("MMR"), a Madagascar incorporated company.  The joint venture was established with the Company owning a 75% undivided interest and MMR owning the remaining 25% interest in the Three Horses Property.  In order to acquire the 75% interest, the Company paid a total of $765,000, and issued of 1,250,000 common shares and 500,000 share purchase warrants of the Company.  Each share purchase warrant is exercisable at $1.00 per share for a period of 2 years from the date of issuance.  On December 10, 2007, the Company issued 1,250,000 common shares valued at $375,000 based on the prevailing quoted market price of $0.30 per share and 500,000 now expired share purchase warrants valued at $60,560 using the Black-Scholes pricing model.  Accordingly, the Company recognized an impairment loss of $1,200,560 which represents the total cash paid and the value of common shares and warrants issued, as it has not yet been determined whether the property has there are proven or probable reserves.

The properties in the joint venture are comprised of mineral permits consisting of 36 "squares" with each square representing approximately 6.25 sq. kilometres.  The properties are located in the District of Toliara and are referenced as TN 12306, P(R); TN 12814, P(R); TN 12887 P(R); TN 12888 P(R); TN 13020 P(R); TN 13021 P(R) as issued by the Bureau de Cadastre Minier de Madagascar ("BCMM") pursuant to the Mining Code 1999 (as amended) and its implementing decrees.

On July 9, 2009, our Company entered into an agreement to acquire the remaining 25% interest for $100,000.  On acquisition of the remaining 25% the joint venture with MMR was terminated.  MMR retains a 2% net smelter return (“NSR"). The NSR on this 25% interest portion can be acquired by us at a price of $500,000 in cash or common shares for the first 1% and at a price of $1,000,000 in cash or common shares for the second 1% at our option.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

5.

Mineral Properties - Continued

Sagar Property - Romanet Horst, Labrador Trough, Quebec, Canada

On May 2, 2006, the Company signed a letter of intent for an option to acquire a 75% interest in 200 claims located in northern Quebec, Canada.  The vendor had the right and option to sell the remaining 25% interest in the property.  This agreement was subject to a NSR dated May 27, 1992, as amended November 3, 1993.  The vendor had previously acquired a 100% interest in the property, subject to a 1% NSR on certain claims, and a 0.5% NSR on other claims.  The vendor has the right to buy back half of the 1% NSR for $200,000 and half of the 0.5% NSR for $100,000.  In order to exercise its option, the Company issued 2,000,000 common shares, 2,000,000 now expired share purchase warrants and incurred exploration expenditures greater than $2,000,000 on the property before September 1, 2008.  The Company has incurred exploration expenditures of $7,363,663 as at June 30, 2010.  Further, on February 28, 2007 the vendor exercised its option to sell its remaining 25% interest on the property to the Company for 1,000,000 common shares (valued at $1,219,000) and 1,000,000 share purchase warrants valued at $752,985 using the Black-Scholes pricing model.  The Company now owns a 100% interest in this property.

On August 15, 2006, the Company acquired 19 mineral claims contiguous to the Sagar property for $5,385, 150,000 common shares valued at $103,500 and 75,000 share purchase warrants valued at $34,961.  These common shares and warrants were issued on October 4, 2006.  As at June 30, 2010, the cumulative impairment loss which represents the total cash paid and the value of common shares and warrants issued, was $143,846.

6.

Common Stock

a)

On January 27, 2009, the Company issued 2,500,000 common shares to directors, officers and consultants as compensation for services rendered at a fair value of $250,000.  The shares were valued at an estimated fair market value of $0.10 per share based on the prevailing quoted market price on the date of issue.

b)

On April 21, 2009, the Company issued 1,600,000 common shares to directors, officers and consultants as compensation for services rendered at a fair value of $128,000. The shares were valued at an estimated fair market value of $0.08 per share based on the prevailing quoted market price on the date of issue.

c)

On June 24, 2009, the Company issued 750,000 common shares and 375,000 share purchase warrants valued at $131,924 to a director and to a special advisory member to the Board of Directors as incentive for their services. The share purchase warrants issued are exercisable at $0.20 per share for a period of two years from the date of issuance.  The warrants were valued using the Black-Scholes model for pricing options.  The following assumptions were used: risk-free interest rate-1.2%, expected volatility-166%, dividend yield-Nil and expected life of 2 years.

d)

Between June 15, 2009 and June 30, 2009, the Company closed a private placement totaling 6,800,000 units for gross proceeds of $680,000.  Each unit consists of one common share and one-half share purchase warrant. Each warrant is exercisable at $0.20 per share for two years from date of issuance.  In connection with the private placement, the Company commission of 408,000 common shares and 408,000 broker warrants valued at $0.10 per unit. Each broker warrant is exercisable at $0.10 per share for a period of 2 years from the date of issuance.

e)

On August 17, 2009, the Company issued 2,250,000 common shares to directors, officers and consultants as compensation for services rendered at a fair value of $382,500. The shares were valued at an estimated fair market value of $0.17 per share based on the prevailing quoted market price on the date of issue.

f)

On October 5, 2009, the Company issued 500,000 common stock valued at $340,000, and 250,000 share purchase warrants valued at $113,125 to a director.  The prevailing market price on the date of issuance was $0.68. The share purchase warrants issued are exercisable at $0.58 per share for a period of two years from date of issuance.  The warrants were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate – 2.25%; expected volatility – 172%; dividend yield – NIL; and expected life – 2 years.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

6.

Common Stock - continued

g)

On March 15, 2010, the Company closed a private placement of 21,666,667 units for gross proceeds of $6,500,000 (the “2010 Offering").  Each unit consists of one common share and one common share purchase warrant.  Each warrant entitles the holder to purchase one common share at an exercise price of $0.50 for a period of three years following the later of March 15, 2010 and the date of listing on the TSX-V, which occurred on May 5, 2010 under the trading symbol EGZ.  The expiry of the warrants may be accelerated by the Company if the common shares trade at a price greater than $0.75 at any time after 9 months from March 15, 2010 for a period of 21 consecutive days on the OTC Bulletin Board ("OTCBB") or the TSX-V, provided that the Company has filed, and had declared effective, the Registration Statement (as defined below).

The units were issued together with listing and filing rights, which rights may be converted into an escalating number of common shares if the Company does not complete its TSX-V Listing or file a resale registration statement for the securities issued in connection with the 2010 Offering (the “Registration Statement") by certain specific dates.  A maximum of 17,333,333 common shares may be issued pursuant to such rights.  In the event that the Registration Statement has not been declared effective on or before December 15, 2010, each holder of a unit share shall be entitled to be issued one-tenth of one common share (each whole share a “Filing Rights Share") starting on December 15, 2010 and an additional one-tenth of one Filing Rights Share on every six month anniversary thereafter in which the Company fails to have the Registration Statement declared effective until December 15, 2011 such that the maximum number of Filing Rights Shares which may be issued pursuant to such rights is equal to 30% of the number of Unit Shares issued under the 2010 Offering.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the “Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the Agent and on or before May 5, 2013. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013.

k)

On March 31, 2010, 2,000,000 stock options were exercised for gross proceeds of $300,000.

l)

On May 5, 2010 the common shares of the Company commenced trading on the TSX-V.  An aggregate of 12,060,000 common shares, 4,435,000 warrants and 3,025,000 stock options of the Company controlled by “Principals" (as such term is defined in the Corporate Finance Manual of the TSX-V) and certain non-Principals of the Company are subject to the surplus escrow requirements of the TSX-V, applicable to a “Tier 2 Issuer" and will be released from escrow as follows: 5% of the original number of escrowed shares at the time of listing, 5% of the original number of escrowed securities 6 months after the listing date (November 4, 2010), 10% of the original number of escrowed securities 12 months after the listing date (May 4, 2010), 10% of the original number of escrowed securities 18 months after the listing date (November 4, 2011), 15% of the original number of escrowed securities 24 months after the listing date (May 4, 2012), 15% of the original number of escrowed securities 30 months after the listing date (November 4, 2012) and 40% of the original number of escrowed securities 36 months after the listing date (May 4, 2013).

m)

On May 11, 2010, the Company issued 6,650,000 stock options to directors, officers and consultants of the Company valued at $2,269,645 using the Black-Scholes option pricing model.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

7.

Stock Options

On March 8, 2006, the Company filed a Form S-8 Registration Statement in connection with its adopted 2006 Stock Option Plan ("the "2006 Plan") allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,000,000 common shares.  On December 18, 2006, February 16, 2007 and September 2009, the Stock Option Plan was amended to increase the stock option pool by an additional 15,000,000 common shares.  The Company recorded stock-based compensation totaling $128,328 relating to the re-pricing of its stock options during the year ended June 30, 2009.  During the year ended June 30, 2010, the Company recorded stock-based compensation on these stock options aggregating $2,813,517.

The following table summarizes the continuity of the Company's stock options:

	Number	Weighted-Average
	of Options	Exercise Price

Outstanding and exercisable, June 30, 2008	8,955,000	$ 0.63
Cancelled	(1,325,000)	0.60

Outstanding and exercisable, June 30, 2009	7,630,000	0.15
Granted	8,505,000	0.40
Exercised	(2,000,000)	0.15
Cancelled	(515,000)	0.42

Outstanding and exercisable, June 30, 2010	13,620,000	$ 0.30

Additional information regarding options outstanding and exercisable as at June 30, 2010 is as follows:

Number of	Weighted Average Remaining	Weighted Average
Stock Options	Contractual Life (years)	Exercise Price ($)

365,000	1.08	0.15
650,000	1.41	0.15
1,920,000	1.68	0.15
2,695,000	2.03	0.15
750,000	3.18	0.35
590,000	3.33	0.57
6,650,000	3.87	0.40

13,620,000	2.94	0.30

On April 21, 2009 the Company re-priced the 7,630,000 outstanding stock options by amending the exercise price ranging between $0.55 to $0.85 per share to $0.15 per share. The Company recorded stock-based compensation expense of $128,328 resulting from the modification.

The following were the Black-Scholes pricing model assumptions used to value the stock options issued:

	June 30, 2010	June 30, 2009

Risk-free interest rate	2.25% - 2.75%	1.02% - 1.37%
Expected dividend yield	0.00%	0.00%
Expected volatility	147% - 158%	141% - 155%
Expected option life (in years)	4.00	0.03 - 2.08

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

8.

Warrants

The following table summarizes the continuity of the Company's warrants:

	Number	Weighted-Avg
	of Warrants	Exercise Price ($)
Outstanding, June 30, 2008	39,294,250	0.78
Granted	4,183,000	0.19
Expired	(35,069,250)	0.76
Outstanding, June 30, 2009	8,408,000	0.23
Granted	24,056,667	0.49
Exercised	(575,000)	1.00
Outstanding, June 30, 2010	31,889,667	0.41

At June 30, 2010, the following share purchase warrants were outstanding:

Exercise	Number of	Expiry
Price ($)	Warrants	Date
0.20	3,775,000	June 15-30, 2011
0.10	408,000	June 30, 2011
0.58	250,000	September 29, 2011
0.30	870,000	March 15, 2012
0.50	870,000	March 15, 2013
0.30	400,000	March 15, 2013
0.15	3,650,000	April 26, 2013
0.50	21,666,667	May 5, 2013
	31,889,667

On April 21, 2009, the Company amended the 3,650,000 warrants issued to directors, officers and consultants on April 26, 2006.  The exercise price was re-priced from $0.50 per share to $0.15 per share with an expiry date of April 26, 2013.

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

9.

Income Taxes

The following table reconciles the expected income tax recovery at the Canadian Federal and Provincial statutory rate of 32.5% (2009: 32.5%) to the amount recognized in the Statement of Operations:

	June 30, 2010	June 30, 2009

Net loss	$ (10,708,589)	$ (3,769,343)

Statutory tax rate	32.5%	32.5%

Expected tax recovery	$ (3,480,291)	$ (1,225,036)
Permanent differences	2,396,134	1,153,778
Tax rate changes and other adjustments	682,087	(2,316,798)
Increase (decrease) in valuation allowance	567,783	1,874,184
Share issue costs	(165,713)	-

Income tax recovery reflected in the Statement of Operations	$ -	$ (513,872)

The Company's income tax (recovery) is allocated as follows:
Current tax expense	$ -	$ -
Future tax recovery	-	(513,872)

	$ -	$ (513,872)

Future Income Tax Assets (Liabilities)
The Company’s future income tax assets and liabilities as at June 30, 2010 and 2009 are as follows:

	June 30, 2010	June 30, 2009

Non-capital losses	$ 1,264,819	$ 969,794
Undeducted share issue costs	147,587	98,456
Marketable securities	5,187	-
Undeducted resource and other tax pools	1,024,373	805,935

	2,441,966	1,874,185
Less: valuation allowance	(2,441,966)	(1,874,185)

Net future income tax (liability) asset	$ -	$ -

At June 30, 2010, the Company had non capital losses of approximately $4,752,179 available to offset future taxable income.  These losses expire as follows:

2027	$ 1,031,002
2028	999,724
2029	1,011,031
2030	1,710,422

$ 4,752,179

Energizer Resources Inc. (formerly Uranium Star Corp.)

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the year ended June 30, 2010

(Expressed in US Dollars)

10.

Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common shares outstanding.  Diluted EPS and the weighted average number of common shares exclude all potentially dilutive shares since their effect is anti-dilutive.  As at June 30, 2010 there were a total of  45,509,667 (2009: 16,038,000) potentially dilutive stock options and warrants outstanding.

11.

Subsequent Event

During July 2010, the Company issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitles the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012.

Energizer Resources Inc.

46,373,334 Common Shares

PROSPECTUS

The date of this prospectus is                      , 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of all expenses in connection with the common shares to be registered pursuant to the registration statement. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares pursuant to the registration statement. All expenses other than the Commission registration fee are estimates.

Commission registration fee	$1,265.46
Estimated legal fees and expenses	40,000
Estimated accounting fees and expenses	5,000
Estimated miscellaneous expenses	1,000
Estimated total	$47,265.46

Item 14.  Indemnification of Directors and Officers

Minnesota corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act") may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

A.

On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of $2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or TSX-V at any time after December 15, 2010, provided the registration statement has been declared and remains effective.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights.  If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares do not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which may be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights. If the registration statement has not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings will be entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement has not been declared effective until December 15, 2011, such that the maximum number of common shares which may be issued pursuant to filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited, we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee will have the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it holds 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 10% of our issued and outstanding common shares, Dundee will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Consolidated Thompson will have the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it holds 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was granted the right to immediately appoint one member to the Company’s board of directors, and provided it holds 5% of our issued and outstanding common shares, Consolidated Thompson will have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the “Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for its services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents’ counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitles the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012.

The registration statement registers an aggregate of 46,373,334 common shares of which (i) 22,066,667 common shares are currently outstanding and (ii) 24,306,667 common shares are acquirable upon the exercise of the common share purchase warrants and broker warrants issued in connection with the brokered and non-brokered offerings at the exercise prices and exercise periods described above.

We offered and sold the securities in the brokered and non-brokered offerings outside the United States in compliance with Rule 903 of Regulation S under the Securities Act. Each purchaser of such securities has represented to us that it is not a “U.S. person", as defined under Regulation S (a “U.S. Person"), and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

B.

Between June 15, 2009 to June 30, 2009, we closed a private placement (the “2009 Private Placement") comprising of 6,800,000 units for gross proceeds of $680,000. Each unit consists of one common share and one-half of one common share purchase warrant. Each warrant is exercisable at $0.20 per share for a period of two years from date of issuance (resulting in expiry dates between June 15, 2011 and June 30, 2011). In connection with the 2009 Private Placement, we paid 408,000 common shares and 408,000 broker warrants valued at $0.10 per unit as commission to  Jacob Securities and Power One Capital.  Jacob Securities received 273,000 common shares, 273,000 warrants and Power One Capital received 125,000 common shares and 125,000 warrants. Each broker warrant is exercisable at $0.10 per share until June 30, 2011. We offered and sold the securities in the 2009 Private Placement outside the United States in compliance with Rule 903 of Regulation S under the Securities Act. Each purchaser of securities in the 2009 Private Placement has represented to us that it is not a U.S. Person, and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

C.

On January 27, 2009, we issued 2,500,000 common shares to directors, officers and consultants as compensation for services rendered at a fair value of $250,000. The shares were valued at an estimated fair market value of $0.10 per share based on the prevailing quoted market price on the date of issue. The shares were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act.

D.

On April 21, 2009, we issued 1,600,000 common shares to directors, officers and consultants as compensation for services rendered at a fair value of $128,000. The shares were valued at an estimated fair market value of $0.08 per share based on the prevailing quoted market price on the date of issue. The shares were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act, and Regulation S under the Securities Act.

E.

On June 24, 2009, we issued 750,000 common shares and 375,000 common share purchase warrants valued at $131,924 to a new director and to a special advisory member to our board of directors as incentive bonus for their current and future services. The common share purchase warrants issued are exercisable at $0.20 for a period of two years from the date of issuance. The securities were issued in reliance on the exemption for sales of securities not involving a public offering as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and Section 4(6) of the Securities Act.

F.

On August 17, 2009, we issued 2,250,000 common shares to directors, officers and consultants as 2009 Bonus Compensation Shares for their services to our company. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder, and Regulation S under the Securities Act. Subsequent to the issuance, we cancelled 250,000 common shares issued to a consultant.

G.

On October 5, 2009, we issued 500,000 common shares and 250,000 common share purchase warrants valued at $113,125 to a director as incentive bonus compensation. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act, and Regulation S under the Securities Act.

H.

On November 13, 2007, the Company issued 561,388 common shares with respect to the exercise of 2,010,000 "cashless" warrants. The shares were issued in reliance on exemptions from registration pursuant to Section 3(a)(9) of the Securities Act.

I.

On August 22, 2007, the Company entered into a joint venture agreement with Madagascar Minerals and Resources sarl ("Madagascar Minerals"), a company incorporated under the laws of Madagascar. The joint venture was established with the Company owning a 75% undivided interest and Madagascar Minerals the remaining 25% interest. The consideration paid to Madagascar Minerals to acquire the 75% stake in the joint venture consists of a signing fee of $15,000, a payment of $750,000, and the issuance of 1,250,000 common shares and 500,000 share purchase warrants of the Company all within 30 days of the properties vesting in the joint venture. Each share purchase warrant is exercisable at $1.00 per share for a period of 2 years from the date of issuance. On December 10, 2007, the Company issued 1,250,000 common shares valued at $375,000 based on the prevailing quoted market price of $0.30 per share and 500,000 share purchase warrants valued at $60,560 using the Black-Scholes pricing formula. Accordingly the Company recognized an impairment loss of $1,200,560, as it has not yet been determined whether there are proven or probable reserves on the property. The securities were issued in reliance on exemptions from registration pursuant to Regulation S under the Securities Act.

J.

On December 21, 2007, the Company issued 2,975,000 common shares to directors, officers and consultants   as compensation for services rendered at a fair value of $595,000.  The shares were valued at an estimated fair market value of $0.20 per share based on the prevailing quoted market price on the date of issue. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act.

As noted in paragraphs A, B, D, F, G and I, we completed offerings of securities pursuant to Rule 903 of Regulation S under the Securities Act on the basis that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S under the Securities Act.

No directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Also, the conditions of Category 3 of Rule 903(b) of Regulation S were satisfied as follows:

•

Offering restrictions were implemented;

•

The sales were not made to a U.S. Person or for the account or benefit of a U.S. Person;

•

Each purchaser certified that it was not acquiring the securities for the account or benefit of any U.S. Person;

•

The subscription agreement contained the agreement of the purchasers to resell the shares only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration;

•

The subscription agreement contained the agreement of the purchasers not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act;

•

The subscription agreement contained the acknowledgment and agreement of the purchasers that the share certificates representing the shares will be endorsed with a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; and

•

The Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

For purposes of this disclosure, “U.S. Person", as defined in Rule 902(k) of Regulation S under the Securities Act, means: (i)  any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act of 1933) who are not natural persons, estates or trusts.

As noted in paragraphs C, D, E, F, G and J, we have sold or issued to U.S. Persons securities not registered under the Securities Act by reason of the exemption afforded under Section 4(2) of the Securities Act. Except as otherwise stated, no underwriting discounts or commissions were paid with respect to such transactions. Further, as noted in paragraphs E and F, the offer and sale of the securities was exempt from the registration requirements of the Securities Act pursuant to Rule 506 thereunder insofar as (1) except as otherwise stated, each of the investors was accredited within the meaning of Rule 501(a) under the Securities Act of 1933; (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d) under the Securities Act; (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b) under the Securities Act, after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

 (a)   Exhibits

Exhibit Number	Description
3.1

Articles of Incorporation of Uranium Star Corp. (now known as Energizer Resources Inc.) (Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K as filed with the SEC on May 20, 2008)

3.2

Articles of Amendment to Articles of Incorporation of Uranium Star Corp. changing its name to Energizer Resources Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K as filed with the SEC on July 16, 2010)

3.3	Amended and Restated By-Laws of Energizer Resources Inc. (Incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K as filed with the SEC on July 16, 2010)
4.1

Amended and Restated 2006 Stock Option Plan of Energizer Resources, Inc. (as of February 2009) (Incorporated by reference to Exhibit 4.1 to the registrant's Form S-8 registration statement as filed with the SEC on February 19, 2010)

4.2

Form of broker Subscription Agreement for Units (Canadian and Offshore Subscribers) (Incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K as filed with the SEC on March 19, 2010)

4.3

Form of standard Subscription Agreement for Units (Canadian and Offshore Subscribers) (Incorporated by reference to Exhibit 4.2 to the registrant’s current report on Form 8-K as filed with the SEC on March 19, 2010)

4.4	Form of Warrant to Purchase common shares (Incorporated by reference to Exhibit 4.3 to the registrant’s current report on Form 8-K as filed with the SEC on March 19, 2010)
4.5	Form of Class A broker warrant to Purchase common shares (Incorporated by reference to Exhibit 4.4 to the registrant’s current report on Form 8-K as filed with the SEC on March 19, 2010)
4.6	Form of Class B broker warrant to Purchase common shares (Incorporated by reference to Exhibit 4.5 to the registrant’s current report on Form 8-K as filed with the SEC on March 19, 2010)
4.7

Agency Agreement, dated March 15, 2010, between Energizer Resources, Clarus Securities Inc. and Byron Securities Limited (Incorporated by reference to Exhibit 4.6 to the registrant’s current report on Form 8-K as filed with the SEC on March 19, 2010)

5.1	Opinion of Dorsey & Whitney LLP
10.1

Property Agreement effective May 14, 2004 between Thornton J. Donaldson and Thornton J. Donaldson, Trustee for Yukon Resources Corp. (Incorporated by reference to Exhibit 10.1 to the registrant's Form SB-2 registration statement as filed with the SEC on September 14, 2004)

10.2	Letter of Intent dated March 10, 2006 with Apofas Ltd. (Incorporated by reference to Exhibit 99.1 to the registrant's current report on Form 8-K as filed with the SEC on March 13, 2006)
10.3

Letter agreement effective May 12, 2006 between Yukon Resources Corp. and Virginia Mines Inc. (Incorporated by reference to Exhibit 99.1 to the registrant's current report on Form 8-K filed as with the SEC on May 9, 2006)

10.4

Joint Venture Agreement dated August 22, 2007 between Uranium Star Corp. and Madagascar Minerals and Resources sarl (Incorporated by reference to Exhibit 10.1 to the registrant's current report on Form 8-K as filed with the SEC on September 11, 2007)

21	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the registrant’s annual report on Form 10-K as filed on September 21, 2009)
23.1	Consent of MSCM LLP, Chartered Accountants
23.2	Consent of Taiga Consultants Ltd.*
23.3	Consent of PEG Mining Consultants Inc.*
23.4	Consent of Dorsey & Whitney LLP (included as Exhibit 5.1)
24	Power of Attorney (included in the signature pages of the registration statement)*
99.1

Canadian National Instrument 43-101 Technical Report Update for the Green Giant Property, Fotadrevo, Province of Toliara, Madagascar (Incorporated by reference to Exhibit 99.1 to the registrant's current report on Form 8-K as filed with the SEC on July 9, 2010)

* Previously filed.

Item 17.  Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, on October 15, 2010.

Energizer Resources Inc.
(Registrant)

By: /s/   J.A. Kirk McKinnon
J.A. Kirk McKinnon
Chief Executive Officer

By:   /s/  Richard E. Schler
Richard E. Schler
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* J.A. Kirk McKinnon	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	October 15, 2010
* Richard E. Schler	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 15, 2010
* Julie Lee Harrs	President, Chief Operating Officer and Director	October 15, 2010
* John P. Sanderson	Vice-Chairman and Director	October 15, 2010
* Craig Scherba	Vice President of Exploration and Director	October 15, 2010
* V. Peter Harder	Director	October 15, 2010
* Quentin Yarie	Director	October 15, 2010
Richard Quesnel	Director

* By: /s/   J.A. Kirk McKinnon

 J.A. Kirk McKinnon

Attorney-in-fact